UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BEST BUY CO., INC. 7601 Penn Avenue South Richfield, Minnesota 55423
NOTICE OF 2024 REGULAR MEETING OF SHAREHOLDERS
Time:	9:00 a.m., Central Time, on Wednesday, June 12, 2024
Place:	Online at www.virtualshareholdermeeting.com/BBY2024
Internet:	Submit pre-meeting questions online by visiting www.proxyvote.com and attend the Regular Meeting of Shareholders online at www.virtualshareholdermeeting.com/BBY2024
Items of Business:	1.	To elect the eleven director nominees listed herein to serve on our Board of Directors for a term of one year.
	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025.
	3.	To conduct a non-binding advisory vote to approve our named executive officer compensation.
	4.	To vote on a shareholder proposal, if properly presented at the meeting.
	5.	To transact such other business as may properly come before the meeting.
Record Date:	You may vote if you were a shareholder of Best Buy Co., Inc. as of the close of business on Monday, April 15, 2024.
Proxy Voting:	Your vote is important. You may vote via proxy as a shareholder of record:
	1.	By visiting www.proxyvote.com on the internet;
	2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or
	3.	By signing and returning your proxy card if you have received paper materials.
For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee.
Regardless of whether you expect to attend the meeting, please vote your shares in one of the ways outlined above.
By Order of the Board of Directors

Richfield, Minnesota	Todd G. Hartman
April 30, 2024	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE REGULAR MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2024:
This Notice of 2024 Regular Meeting of Shareholders and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended February 3, 2024, are available at www.proxyvote.com.
Help us make a difference by eliminating paper proxy mailings to your home or business. As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the internet. On or about April 30, 2024, we mailed or otherwise made available to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the internet. Certain shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the internet or have been mailed paper copies of our proxy materials and proxy card.
Internet distribution of our proxy materials is designed to expedite receipt by our shareholders, lower the cost of the Regular Meeting of Shareholders and conserve precious natural resources. If you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive e-mail notification with instructions to access these materials via the internet unless you elect otherwise.
ATTENDING THE REGULAR MEETING OF SHAREHOLDERS
•
We invite you to attend the 2024 Regular Meeting of Shareholders (the “Meeting”) virtually. There will not be a physical meeting. You will be able to attend the Meeting virtually, vote your shares electronically, and submit your questions during the Meeting by visiting: www.virtualshareholdermeeting.com/BBY2024 and following the instructions on your proxy card.

•	The Meeting starts at 9:00 a.m. Central Time.
•	You do not need to attend the Meeting online to vote if you submitted your vote via proxy in advance of the Meeting.
•	You can vote via telephone, the internet or by mail by following the instructions on your proxy card or voting instruction form provided by your broker, bank or other nominee.
•	A replay of the Meeting will be available on www.investors.bestbuy.com.

Dear Shareholders,
It is our honor to share with you the progress Best Buy has made during fiscal year 2024.
First, we wanted to provide you with some updates regarding the composition of our Board of Directors. On June 12, 2024, Patrick will retire from the Board after serving as chair since 2020 and as a Board member since 2014. On that day, David, who has served as a director since 2013, will assume the role of chair. Additionally, Eugene Woods will be retiring from the Board, and we thank him for his guidance and service during his time with the Board. We were proud that David Kimbell, Chief Executive Officer of Ulta Beauty, joined the Board last summer. We have both confidence and appreciation for the leadership of this Board as fiscal year 2025 unfolds.
As expected, fiscal year 2024 provided a challenging landscape for our business as broad macroeconomic challenges persisted for our customers. Despite those headwinds, Best Buy’s leadership team and employees remained focused on the Company’s strategy. They delivered strong profitability through disciplined operational execution and commitment to creating amazing customer experiences.
Like we anticipated, strategic investments made in the business last fiscal year showed positive results and operating income improvements. Specifically, the two paid tiers of the My Best Buy membership program ended fiscal year 2024 with 7 million members, which represents a 20% increase over the previous year. Additionally, Best Buy Health expanded strategic partnerships with some of the nation’s largest health systems.
In fiscal year 2024, Best Buy returned $1.1 billion to shareholders through dividends and share repurchases. Remaining steadfast in our commitment to being a premium dividend payer, the Company increased its fiscal year 2025 quarterly dividend by 2% to $0.94 per share. We have raised our quarterly dividend for 11 consecutive years.
We are also proud to be recognized for our work in support of our employees and the environment, and we strongly believe our investment in these areas creates long-term shareholder value. Best Buy was once again named the No. 1 retailer on the JUST Capital list, which evaluates and ranks the largest publicly traded companies in the U.S. based, in part, on how a company invests in its employees. For the seventh consecutive year, Best Buy was recognized on CDP’s prestigious Climate A List, which looks at best practices associated with environmental leadership. Finally, the Company remained on the annual Dow Jones Sustainability North America Index for the 12th year.
Looking ahead, we believe increasing stabilization in the consumer electronics industry will create an exciting environment for Best Buy to continue to deliver on its purpose of enriching lives through technology by using our unique strengths to grow the business.
Our CEO, Corie Barry, and her leadership team have clearly and repeatedly shown their skill of managing near-term challenges while positioning the Company for long-term growth. We are incredibly confident in the strategy and in the more than 85,000 employees who are working hard to bring it to life to build shareholder value.
In conclusion, we would like to thank every employee of Best Buy for their enduring commitment to our customers, partners and communities. It is our privilege to work with them to help the Company pursue its purpose and generate continued value for its stakeholders.
Thank you for your continued support of this great Company,

Patrick Doyle, Chair of the Board	David Kenny, Chair of the Board - Elect

2024 Proxy Statement

CAUTIONARY STATEMENT PURSUANT TO THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this proxy statement on Schedule 14A are forward-looking statements and may be identified by the use of words such as “anticipate,” “appear,” “approximate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “project” “seek,” “should,” “would,” and other words and terms of similar meaning or the negatives thereof. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties and assumptions. A variety of factors could cause our future results to differ materially from the anticipated results expressed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our most recently filed Annual Report on Form 10-K for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this proxy statement on Schedule 14A. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

2024 Proxy Statement

At our 2024 Regular Meeting of Shareholders, we are asking shareholders to vote on four key items. This section highlights information contained in other parts of this proxy statement. We encourage you to review the entire proxy statement for more detail on these items, as well as our Annual Report and our CEO’s Letter to Shareholders posted on our website at www.investors.bestbuy.com.
Items of Business for Vote at our Regular Meeting of Shareholders
This year, we are requesting your support for the following Items of Business:
Item Number	Item Description	Board Recommendation
1	Election of Directors	FOR Each Nominee
We have eleven director nominees standing for election this year. More information about our nominees’ qualifications and experience can be found starting on page 26.
2	Ratification of Appointment of our Independent Registered Public Accounting Firm	FOR
We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025, as described on page 47.
3	Advisory Vote to Approve Named Executive Officer Compensation	FOR

We are seeking, in an advisory capacity, approval by our shareholders of our named executive officer compensation, the “Say on Pay” vote. Our Compensation Discussion & Analysis (“CD&A”), which begins on page 49, describes our executive compensation programs and decisions for fiscal 2024.

4	Shareholder Proposal - Shareholder Opportunity to Vote on Excessive Golden Parachutes, if properly presented	AGAINST

We are seeking your vote against the shareholder proposal requesting that our Board adopt a policy to seek shareholder approval of any senior manager’s new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. The proposal and our opposition statement can be found starting on page 83.

Attending the Meeting
How will the Meeting be conducted?
The Meeting will be conducted online, in a fashion similar to an in-person meeting. Our Board members and executive officers will attend the Meeting and be available for questions. You may attend the Meeting online, vote your shares electronically, and submit your questions during the Meeting by visiting our virtual shareholder forum at www.virtualshareholdermeeting.com/BBY2024 and following the instructions on your proxy card.

1	2024 Proxy Statement

How can I ask questions during the Meeting?
Questions may be submitted prior to the Meeting, or you may submit questions during the Meeting through our virtual shareholder forum. We are committed to acknowledging questions we receive in the time allotted. We will allot approximately fifteen minutes for questions during the Meeting and submitted questions should follow our Rules of Conduct in order to be addressed during the Meeting. If we are unable to answer your question during the Meeting due to time constraints, you are encouraged to contact the Best Buy Investor Relations department at investorrelations@bestbuy.com. Our Rules of Conduct are posted on the forum.
What can I do if I need technical assistance during the Meeting?
If you encounter any difficulties accessing the virtual Meeting during the check-in or Meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
If I can’t attend the Meeting, can I vote or listen to it later?
You do not need to attend the online Meeting to vote if you submitted your vote via proxy in advance of the Meeting. A replay of the Meeting, including the questions answered during the Meeting, will be available on www.investors.bestbuy.com.
Additional information about how to vote your shares and attend our Meeting can be found in the General Information section of this proxy statement.
Corporate Governance
Our longstanding approach to corporate governance is to develop and implement principles that: (1) enable the success of our strategy and business objectives; (2) are rooted in a robust ongoing dialogue with our shareholders; and (3) are inspired by best practices. Consistent with this approach, we continue to build upon a strong framework of corporate governance policies and practices, including the following:
Board Structure
•	Independent Chair	•	All Independent Committees
•	Annual Director Elections	•	No Director Related Party Transactions
•	Robust Annual Board Evaluation Process	•	Director Overboarding Policy
•	Majority Vote for Directors	•	Director Retirement Policy

Shareholder Rights		Compensation
•	No Cumulative Voting Rights	•	Pay for Performance Compensation Programs
•	No Poison Pill	•	Anti-Hedging and Anti-Pledging Policies
•	Proxy Access By-Laws	•	Clawback Policies for both Cash and Equity Awards, Including a Policy Compliant with the Dodd-Frank Act
•	No Supermajority Voting Provisions in our Articles of Incorporation (“Articles”)	•	Stock Ownership Guidelines for Directors and Executives
•	No Exclusive Forum/Venue or Fee-Shifting Provisions
Additional information on our Corporate Governance policies and practices can be found in the Corporate Governance at Best Buy section of this proxy statement.

2024 Proxy Statement	2

Corporate Responsibility & Sustainability
Our Board, with oversight by the Nominating, Corporate Governance and Public Policy Committee (the “Nominating Committee”), is integrally involved in the Company’s corporate responsibility and sustainability (“CR&S”) initiatives. We are an organization built upon values-driven leadership and we are focused on our purpose to enrich lives through technology. We are dedicated to addressing issues that impact our people, communities and the planet. We are honored to be recognized for the progress we have made in building a better world with all of our stakeholders. Please see our annual CR&S Report, available at https://corporate.bestbuy.com/sustainability under “About Us” for more details.

Recognition

ENERGY STAR®

Our 11th consecutive year being recognized as a Partner of the Year by the U.S. Environmental Protection Agency's ENERGY STAR program

CDP Worldwide

Named to CDP Climate A List for the 7th year; among the top 2% of companies reporting to CDP

CNBC

Named #1 in Retail Industry for the 2nd year

FTSE4Good Index

Included in FTSE4Good Index

MSCI Inc.

Rated AAA (highest possible) by MSCI ESG Research

ISS Governance

Awarded Prime status on ISS-ESG Corporate Rating

Dow Jones Sustainability™ Indices

Human Rights Campaign

Equality 100 Award Winner

Ethisphere

10-Time World's Most Ethical Companies Honoree®

Additional information regarding our purpose and programs relating to our CR&S efforts can be found in the Corporate Governance at Best Buy — Corporate Responsibility and Sustainability section of this proxy statement.

3	2024 Proxy Statement

Item No. 1: Election of Directors
The following individuals are standing for election to our Board. The Board recommends a vote FOR each of the nominees. All nominees are current members of the Board.
The Board seeks a wide range of experience and expertise from a variety of industries and professional disciplines in its directors and carefully assesses and plans for the director skill sets, qualifications and diverse perspectives required to support the Company’s long-term strategic goals. Our slate of director nominees reflects the strong results of these efforts.

Name	Age	Director Since	Diversity	Committee Membership				Other Public Boards
				AC	CC	FIPC	NCGPP	
Corie S. Barry CEO	49	2019	White Female					1
Lisa M. Caputo Independent	60	2009	White Female		Member		Chair	0
David W. Kenny Independent	62	2013	White Male		Chair		Member	0
David C. Kimbell Independent	57	2023	White Male		Member	Member		1
Mario J. Marte Independent	48	2021	Hispanic/ Latinx Male	Chair, F			Member	1
Karen A. McLoughlin Independent	59	2015	White Female	Member, F		Chair		1
Claudia F. Munce Independent	64	2016	Asian Female	Member		Member		1
Richelle P. Parham Independent	56	2018	Black/African American Female		Member		Member	1
Steven E. Rendle Independent	64	2021	White Male	Member		Member		0
Sima D. Sistani Independent	44	2023	Persian Female		Member		Member	1
Melinda D. Whittington Independent	56	2023	White Female	Member, F		Member		1

Key to Committees
AC: Audit Committee
CC: Compensation & Human Resources Committee
FIPC: Finance & Investment Policy Committee
NCGPP: Nominating, Corporate Governance & Public Policy Committee

● (light) Committee Member
● (dark) Committee Chair
F Audit Committee Financial Expert

2024 Proxy Statement	4

Composition of Board Nominees

(as of April 30, 2024)

Gender diversity

64%
7 women

36%
4 men

Ethnic diversity

36%
4 of 11

Director tenure

0-3 years
4-6 years
7+ years

Independence

10 of 11 director nominees are independent

Mix of skills, qualifications and experience

Business Operations
8
Chief Executive Officer
6
Corporate Governance
5
Customer Engagement / Marketing
9
Digital / E-commerce
8
CR&S
4
Cybersecurity
3
Finance
5
Growth / Transformation
9
Healthcare
3
Investments / Venture Capital
4
Philanthropy / Non-Profits
10
Professional Services
3
Retail / Consumer Services
8
Technology
5

Additional information about each of our nominees and director qualification and nomination process can be found in Item of Business No. 1 — Election of Directors.
Item No. 2: Ratification of Appointment of our Independent Registered Public Accounting Firm
The Board recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025.
Deloitte & Touche LLP (“D&T”) served as our auditors for fiscal 2024. Our Audit Committee has selected D&T to audit our financial statements for fiscal 2025 and is submitting its selection of our independent registered public accounting firm for ratification by the shareholders in order to ascertain the view of our shareholders on this selection. The following table summarizes the aggregate fees incurred for services rendered by D&T during fiscal 2024 and fiscal 2023. Additional information can be found in Item of Business No. 2 — Ratification of Appointment of our Independent Registered Public Accounting Firm.
Service Type	Fiscal 2024	Fiscal 2023
Audit Fees	$3,665,000	$3,420,000
Audit-Related Fees	364,000	382,000
Tax Fees	0	45,000
Other Fees	11,000	0
Total Fees	$4,040,000	$3,847,000
Item No. 3: Say-on-Pay: Advisory Vote to Approve Named Executive Officer Compensation
The Board recommends a vote FOR approval of our named executive officer (“NEO”) compensation.
Our shareholders have consistently strongly supported our executive compensation program. For the last five years, our average Say-on-Pay vote has been 93.8%. We believe this support reflects our strong pay-for-performance philosophy, our commitment to sound compensation policies, and our active engagement and open dialogue with our shareholders. The Compensation Committee regularly takes feedback received from shareholders into consideration when making decisions regarding our executive compensation program.

5	2024 Proxy Statement

Our executive compensation program contains the following elements:
Compensation Component	Key Characteristics	Purpose
Base Salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent.
Short-Term Incentive	Cash award paid based on achievement of various performance metrics	Create a strong financial incentive for achieving or exceeding Company performance goals.
Long-Term Incentive	Stock options, performance-conditioned time-based restricted shares, time-based restricted shares and performance share awards	Create a strong financial incentive for increasing shareholder value, encourage ownership stake, and promote retention.
Pay is tied to performance. The majority of target executive compensation is not guaranteed and is based on performance metrics designed to drive shareholder value, as summarized below for the CEO and other NEOs (excluding the CEO).

FY24 CEO Total Target Direct Compensation

Short-Term Incentive
17%
Base salary
9%
74%
Long-Term Incentive
9%
91%
Fixed
Variable

FY24 Non-CEO NEO Total Target Direct Compensation (Average)

Short-Term Incentive
28%
51%
Long-Term Incentive
21%
Base salary
21%
79%
Fixed
Variable

Fiscal 2024 Short-Term Incentive Compensation Performance Components:
Compensable Enterprise Operating Income Compensable Enterprise Revenue Corporate Responsibility & Sustainability (CR&S)

Fiscal 2024 Long-Term Incentive Compensation Performance Components:
3-Year Total Shareholder Return • Relative to the S&P 500

Additional information can be found in Item of Business No. 3 — Advisory Vote to Approve Named Executive Officer Compensation and the Compensation Discussion and Analysis sections of this proxy statement.

2024 Proxy Statement	6

Item No. 4: Shareholder Proposal- Shareholder Opportunity to Vote on Excessive Golden Parachutes
The Board recommends a vote AGAINST the shareholder proposal requesting that our Board adopt a policy to seek shareholder approval of any senior manager’s new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.
Additional information can be found in Item of Business No. 4 — Shareholder Proposal – Shareholder Opportunity to Vote on Excessive Golden Parachutes section of this proxy statement.

7	2024 Proxy Statement

BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423
PROXY STATEMENT
REGULAR MEETING OF SHAREHOLDERS — JUNE 12, 2024
GENERAL INFORMATION
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Best Buy Co., Inc. (“Best Buy,” “we,” “us,” “our” or the “Company”) to be voted at our 2024 Regular Meeting of Shareholders (the “Meeting”) to be held virtually on Wednesday, June 12, 2024, at 9:00 a.m., Central Time, at www.virtualshareholdermeeting.com/BBY2024 or at any postponement or adjournment of the Meeting. On or about April 30, 2024, we mailed or made available our proxy materials, including the proxy statement, our Annual Report and form of proxy or the Notice of Internet Availability.
Background
What is the purpose of the Meeting?
At the Meeting, shareholders will vote on the items of business outlined in the Notice of 2024 Regular Meeting of Shareholders (“Meeting Notice”) included as the cover page to this proxy statement. In addition, management will provide a brief update on our business and respond to questions from shareholders.
Why did I receive this proxy statement and a proxy card or the Notice of Internet Availability?
You received this proxy statement and a proxy card or the Notice of Internet Availability because you owned shares of Best Buy common stock as of April 15, 2024, the record date for the Meeting and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.
How can I attend the Meeting?
You can attend the Meeting online by logging on to www.virtualshareholdermeeting.com/BBY2024 and following the instructions provided on your proxy or notice card.
How will the Meeting be conducted?
The Meeting will be conducted online, in a fashion similar to an in-person meeting. Our Board members and executive officers will attend the Meeting and be available for questions. You will be able to attend the Meeting online, vote your shares electronically, and submit your questions during the Meeting by visiting our virtual shareholder forum at: www.virtualshareholdermeeting.com/BBY2024 and following the instructions on your proxy card.
How can I ask questions during the Meeting?
Questions may be submitted prior to the Meeting through our virtual shareholder forum at www.virtualshareholdermeeting.com/BBY2024, or you may submit questions during the Meeting through the forum. We are committed to acknowledging questions we receive in the time allotted. We will allot approximately fifteen minutes for questions during the Meeting and submitted questions should follow our Rules of Conduct for the Meeting in order to be addressed during the Meeting. If we are unable to answer your question during the Meeting due to time constraints, you are encouraged to contact the Best Buy Investor Relations department at investorrelations@bestbuy.com. Our Rules of Conduct are posted on the forum.
What can I do if I need technical assistance during the Meeting?
If you encounter any difficulties accessing the virtual Meeting during the check-in or Meeting time, please call the technical support number that will be posted on the virtual shareholder Meeting log-in page.

2024 Proxy Statement	8

If I can’t attend the Meeting, can I vote or listen to it later?
You do not need to attend the online Meeting to vote if you submitted your vote via proxy in advance of the Meeting. A replay of the Meeting, including the questions answered during the Meeting, will be available on www.investors.bestbuy.com.
Who may vote?
In order to vote at the Meeting, you must have been a shareholder of record of Best Buy as of the close of business on Monday, April 15, 2024, which is the record date for the Meeting. If your shares are held in “street name” (that is, through a bank, broker or other nominee), you will receive instructions from the bank, broker or nominee that you must follow in order for your shares to be voted as you choose.
When is the record date?
The Board has established the close of business on Monday, April 15, 2024, as the record date for the Meeting.
How many shares of Best Buy common stock are outstanding?
As of the record date, there were 216,352,418 shares of Best Buy common stock outstanding. There are no other classes of capital stock outstanding.
Voting Procedures
What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote:
Item	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting Allowed(2)	Impact of Abstain Vote
Item 1 – The election of the eleven director nominees listed in this proxy statement	The affirmative vote of a majority of votes cast with respect to the director.	“FOR” “AGAINST” “ABSTAIN”	FOR	No	None
Item 2 – The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting.
			FOR	Yes	Against
Item 3 – The non-binding advisory vote to approve our named executive officer compensation			FOR	No	Against
Item 4 – Shareholder Proposal regarding Shareholder Opportunity to Vote on Excessive Golden Parachutes			AGAINST	No	Against
(1)	If you are a record holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
(2)
A broker non-vote will not count as a vote for or against a director and will have no effect on the outcome of the election of the eleven director nominees disclosed in this proxy statement. A broker non-vote will have no effect on Items 1, 3 and 4 unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Meeting is required in order to approve the item as described in the “Vote Required” column above, in which case a broker non-vote will have the same effect as a vote “Against”.

9	2024 Proxy Statement

How do I vote?
If you are a shareholder of record (that is, if your shares are owned in your name and not in “street name”), you may vote:
•	Via the internet at www.proxyvote.com;
•	By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;
•	By mail, by signing and returning the enclosed proxy card if you have received paper materials; or
•	By attending the virtual Meeting, which qualifies as being present in person, and voting online at www.virtualshareholdermeeting.com/BBY2024.
If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the voting instructions provided by your broker, bank or other nominee.
If you wish to vote by telephone or via the internet, you must do so before 11:59 p.m., Eastern Time, on Tuesday, June 11, 2024. After that time, telephone and internet voting on www.proxyvote.com will not be permitted and any shareholder of record wishing to vote thereafter must vote online during the Meeting. Shareholders of record will be verified online by way of the personal identification number included on their proxy or notice card. Voting by a shareholder during the Meeting will replace any previous votes submitted by proxy.
We have made all proxy materials available via the internet. However, you may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Notice of Internet Availability that we have mailed to most shareholders. We encourage you to take advantage of the option to vote your shares electronically through the internet or by telephone. Doing so will result in cost savings for the Company.
How are my voting instructions carried out?
When you vote via proxy, you appoint the Chair of the Board, J. Patrick Doyle, and the Secretary of the Company, Todd G. Hartman (collectively, the “Proxy Agents”), as your representatives to vote at the Meeting. The Proxy Agents will vote your shares at the Meeting, or at any postponement or adjournment of the Meeting, as you have instructed them on the proxy card. If you return a properly executed proxy card without specific voting instructions, the Proxy Agents will vote your shares in accordance with the Board’s recommendations as disclosed in this proxy statement. If you submit a proxy, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.
If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.
How many votes do I have?
You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.
How many shares must be present to hold a valid Meeting?
For us to hold a valid Meeting, we must have a quorum. In order to have a quorum, a majority of the outstanding shares of our common stock that are entitled to vote need to be present or represented by proxy at the Meeting. Your shares will be counted as present at the Meeting if you:
•	Vote prior to the Meeting via the internet or by telephone;
•	Properly submit a proxy card (even if you do not provide voting instructions); or
•	Vote while attending the Meeting online.
Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for purposes of determining a quorum.

2024 Proxy Statement	10

What are broker non-votes?
Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the NYSE considers “routine,” such as Item 2. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as Items 1, 3 and 4. Broker non-votes will not be counted as shares entitled to vote on any of the foregoing non-routine matters.
What if I change my mind after I vote via proxy?
If you are a shareholder of record, you may revoke your proxy at any time before your shares are voted by:
•	Submitting a later-dated proxy prior to the Meeting (by mail, internet or telephone);
•	Voting online during the Meeting (attendance will not, by itself, revoke a proxy); or
•	Providing written notice of revocation to Best Buy’s Secretary at our principal office at any time before your shares are voted.
If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.
Who will count the vote?
Representatives of Broadridge will tabulate the vote and act as the inspector of elections.
Where can I find the voting results of the Meeting?
We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days after the date of the Meeting. If final voting results are not available within the four-business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.
Proxy Solicitation
How are proxies solicited?
We expect to solicit proxies primarily by internet and mail, but our directors, officers, other employees and agents may also solicit proxies in person, by telephone, through electronic communication and by facsimile transmission. We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of shareholders forward the Notice of Internet Availability and, as applicable, the proxy materials and Annual Reports themselves, to the beneficial owners of our common stock. Our directors and employees do not receive additional compensation for soliciting shareholder proxies. We have retained Georgeson LLC as our proxy solicitor for a fee estimated to be $19,000, plus reimbursement of out-of-pocket expenses.
Who will pay for the cost of soliciting proxies?
We pay all of the costs of preparing, printing and distributing our proxy materials. We will reimburse brokerage firms, banks and other representatives of shareholders for reasonable expenses incurred as defined in the New York Stock Exchange (“NYSE”) schedule of charges in connection with proxy solicitations.
How can multiple shareholders sharing the same address request to receive only one set of proxy materials and other investor communications?
You may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use and printing and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent or request separate copies of our proxy materials by notifying our Investor Relations Department in writing at 7601 Penn Avenue South, Richfield, MN, 55423, or by telephone at 612-291-6147. We will start sending you individual copies of proxy materials and other investor communications following receipt of your revocation.

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Can I receive the proxy materials electronically?
Yes. All shareholders may access our proxy materials electronically via the internet. We encourage our shareholders to access our proxy materials via the internet because it reduces the expenses for, and the environmental impact of, our shareholder meetings. You may opt to receive paper copies of proxy materials, including our Annual Report, proxy statement and proxy card at no cost to you, by following the instructions on your Notice of Internet Availability.
An electronic version of this proxy statement is posted on our website at www.investors.bestbuy.com.
Additional Information
Where can I find additional information about Best Buy?
Our reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about Best Buy. You can find these reports and additional information about us on our website at www.investors.bestbuy.com.

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CORPORATE GOVERNANCE AT BEST BUY
Our Board is committed to developing and implementing corporate governance principles that: (1) enable the success of our strategy and business objectives; (2) are rooted in a robust ongoing dialogue with our shareholders; and (3) are inspired by best practices. Consistent with this approach, we continue to build upon a strong framework of corporate governance practices. Shareholder perspectives play an important role in that process. Some key aspects of our current Board and governance structure and practices are as follows:
Board Leadership & Composition
•	Our Board is currently led by an independent Chair. Whenever our Chair is not independent, a Lead Independent Director ensures independent oversight of management.
•	All of our director nominees, other than the CEO, are independent.
•	Our Board places an emphasis on diverse representation among its members. Seven of our eleven director nominees are women, and four of our eleven nominees are ethnically diverse.
•	The average tenure of our director nominees is approximately 5.3 years, with a balance of skills, new perspectives and historical knowledge.
•	All Committees are comprised exclusively of independent directors.
•
Our directors are required to retire at the expiration of their term during which they reach the age of 72. Additionally, our directors must tender their resignation for consideration: (a) five years after ceasing the principal career they held when they joined our Board, (b) when their principal employment, public company board membership or other material affiliation changes, or (c) if they receive less than a majority of votes cast for his or her election.

Board Accountability
•
We conduct a robust annual Board, individual director and CEO evaluation process, and periodically engage an independent third party to provide independent assessments of Board and director performance. An independent consultant-managed evaluation and assessment was conducted in fiscal 2023.

•	None of our directors are involved in a material related party transaction.
•	Our directors and officers are prohibited from hedging and pledging Company securities.
•	Our directors and executive officers are required to comply with stock ownership guidelines.
•	Our Board has adopted Corporate Governance Principles as part of its commitment to good governance practices. These principles are available on our website at www.investors.bestbuy.com.
Shareholder Rights & Engagement
•	We have never adopted a shareholder rights plan (commonly known as a “Poison Pill”).
•	We have proxy access provisions consistent with market practice (3/3/20/20).
•	We have no cumulative voting rights, and our only class of voting shares is our common stock.
•	A shareholder(s) holding 10% of the voting shares of our stock may call a special meeting (or 25% if the special meeting relates to a business combination or change in our Board composition).
•	We do not have supermajority shareholder vote requirements in our Articles.
•	We engage with shareholders to solicit feedback, address questions and concerns and provide perspective on Company policies and practices.
In this section of our proxy statement, we provide detail on specific aspects of our Corporate Governance program, policies and practices, as well as additional information on the operations and composition of our Board.
Board Leadership
During fiscal 2024, our Board was led by our independent Chair, Mr. Doyle. In March 2024, the Board appointed Mr. Kenny to serve as Chair beginning after the 2024 Regular Meeting of Shareholders on June 12, 2024, following Mr. Doyle’s retirement from the Board. At this time, the Board believes that separating the Chair and CEO roles is in the best interest of the Company. The separation allows our CEO to focus on executing our strategy and managing our business, and our Chair is able to focus on Board governance and effectiveness while providing independent Board leadership. Additional leadership roles continue to be filled by other directors, all of whom are independent and play an active role in our strategic planning, risk oversight and governance.

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Under our Corporate Governance Principles, in circumstances where the Chair of the Board is not independent, the Board considers it to be useful and appropriate to designate a Lead Independent Director to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. Our Lead Independent Director is nominated by the Nominating Committee, and final selection is subject to ratification by the vote of a majority of the independent directors on the Board. The Lead Independent Director serves for an annual term beginning at the Board meeting following the first regular meeting of shareholders at which directors are elected.
The Board leadership duties and responsibilities are outlined below and in our Corporate Governance Principles, which are also posted online at www.investors.bestbuy.com.
Our Chair is responsible for:
•	Setting the agenda for Board meetings (in partnership with the CEO) and presiding over and leading discussion at meetings of the full Board;
•	Presiding over the Company’s regular meeting of shareholders;
•
Presiding at executive sessions of independent directors, which take place at each regular Board meeting (when there is no independent Chair, the Lead Independent Director is responsible for this duty);

•	Setting the Board meeting calendar and leading oversight activities of the Board;
•	Overseeing the Company’s strategic planning process to create alignment with the Board and management and supporting execution of the strategy;
•	Assisting the Board with its oversight of the Company’s risks;
•	Speaking on behalf of the Company to both internal and external stakeholders, as appropriate; and
•	Serving as the Board’s liaison to management.
In times when our Chair is not independent, our Lead Independent Director performs the following duties:
•	Partners with the Chair (and CEO) to set the Board meeting agenda;
•	Presides at all Board meetings at which the Chair is not present;
•	Calls additional meetings of the independent directors, as appropriate;
•	Serves as a liaison between the independent directors and our stakeholders by being available for direct consultation and communication;
•	Provides ongoing counsel to the Chair regarding key items of business and overall Board functions; and
•	Performs any other duties requested by the Board, the independent directors or the Chair.
Board Composition
The Board seeks a wide range of experience and expertise from a variety of industries and professional disciplines in its directors. It carefully assesses the director skill sets, qualifications and diverse perspectives required to support the Company’s long-term strategic goals, and for an orderly succession and transition of directors, as evidenced by the composition changes over the past several years. We believe our Board should be composed of individuals with highly relevant skills, independence, integrity, sound judgment, proven records of accomplishments and diverse genders, ethnicities, ages and geographic locations. In addition, the Board emphasizes independent voices and adding new perspectives to its membership. Ten of our eleven director nominees are independent, and the average tenure of our director nominees is approximately 5.3 years. More information regarding our Director Qualification Standards and Director Nomination Process can be found within Item 1 of this proxy statement.
Director Independence
Pursuant to our Corporate Governance Principles, the Board has established independence standards consistent with the requirements of the SEC and NYSE. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, each member of the Compensation and Human Resources Committee (the “Compensation Committee”) must meet a standard of “enhanced independence” such that the Board must consider the source of compensation of the director and whether the director is affiliated with us or one of our subsidiaries to determine whether there are any factors that would materially affect a director’s ability to be independent, specifically in regard to their duties as a Compensation Committee member.

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Our Director Independence Guidelines, consistent with the NYSE rules, generally provide that no director or director nominee may be deemed independent if the director or director nominee:
—	has in the past three years:
•
received (or whose immediate family member has received as a result of service as an executive officer) more than $120,000 during any 12-month period in direct compensation from Best Buy, other than director and committee fees and certain pension payments and other deferred compensation;

•	been an employee of Best Buy;
•	had an immediate family member who was an executive officer of Best Buy;
•
personally worked on (or whose immediate family member has personally worked on) our audit as a partner or an employee of our internal or external auditors or independent registered public accounting firm; or

•	been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee at that time included a present executive officer of Best Buy; or
—	is currently:
•
a partner or employee of our independent registered public accounting firm, or a director whose immediate family member is a partner of such firm or is employed by such firm and personally works on our audit; or

•
an employee (or has an immediate family member who is an executive officer) of another company that has made payments to Best Buy, or received payments from Best Buy, for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Under our director independence standards described above, the Board has determined that each director who served during any part of fiscal 2024 and each director nominee is independent, with the exception of Ms. Barry, our CEO. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships and on discussions with our directors.
As part of its independence analysis, the Board reviewed our relationships with companies with which our directors are affiliated. As part of that review, the Board considered our relationship with Nielsen, a company affiliated with Mr. Kenny. Mr. Kenny, a director since September 2013, serves as Executive Chairman of Nielsen. Since 1999, Nielsen has provided us with data analytics services. The amounts we have paid to Nielsen were well below 2% of the annual consolidated gross revenues of Nielsen for each of the past three fiscal years. In addition, Mr. Kenny did not influence or participate in negotiating our agreements with Nielsen. The Board determined that the Company’s relationship with Nielsen was not material and did not impair Mr. Kenny’s independence.
The Board also considered Best Buy Health’s relationship with Atrium Health, which is now part of Advocate Health. Mr. Woods, a director since December 2018, serves as CEO of Advocate Health. In November 2022, Best Buy Health and Atrium Health entered into an agreement that includes (i) Best Buy Health supplying Atrium Health with remote patient monitoring devices and a license to its technology platform; and (ii) jointly developing new hospital at home offerings. Mr. Woods did not influence or participate in the negotiation of our agreement with Atrium. The Board determined that the Company’s relationship with Atrium was not material and did not impair Mr. Woods’ independence. In March 2024, Mr. Woods notified the Board that he would complete his term and would not stand for re-election at the Meeting.
Board Meetings and Attendance
During fiscal 2024, the Board held four regular meetings and no special meetings. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board and committees on which he or she served. Directors are required to attend our regular meetings of shareholders, and twelve of our then-serving directors attended the 2023 Regular Meeting of Shareholders either in-person or virtually.
Executive Sessions of Independent Directors
Our independent directors, led by our Chair, meet in executive sessions of independent directors during each regularly scheduled Board meeting. Independent directors use these sessions as a forum for open discussion about the Company, our senior management, and any other matters they deem appropriate.

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Committees of the Board
The Board has four committees: Audit, Compensation and Human Resources, Finance and Investment Policy, and Nominating, Corporate Governance and Public Policy. The charters for each committee are posted on our website at www.investors.bestbuy.com. The charters are reviewed annually and include information regarding each committee’s composition, purpose and responsibilities.
The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating Committee are independent as defined under the SEC and NYSE rules. The Board has also determined that, during fiscal 2024, three of the five members of the Audit Committee qualified as audit committee financial experts under SEC rules, and that each of the members of the Audit Committee has accounting and related financial management expertise in accordance with the NYSE listing standards.
The key responsibilities, fiscal 2024 membership and number of meetings held in fiscal 2024 for each committee are set forth below:
Committee	Key Responsibilities		Committee Members	Number of Meetings held in Fiscal 2024
Audit	•	Assists the Board in its oversight of:	Mario J. Marte*† Karen A. McLoughlin† Claudia F. Munce Steven E. Rendle Melinda D. Whittington†	9
• the integrity of our financial statements and financial reporting processes;
• our internal accounting systems and financial and operational controls;
•
our legal compliance and ethics programs, including our legal, regulatory and risk oversight requirements, and the major risks facing the Company (including risks related to finance, operations and privacy), related party transactions and our Code of Ethics;

• our cybersecurity risk management practices and disclosures related thereto;
• the qualifications and independence of our independent registered public accounting firm; and
• the performance of our internal audit function and our independent registered public accounting firm.
	•	Is responsible for the preparation of a report as required by the SEC to be included in this proxy statement.
Compensation & Human Resources	•	Determines executive officer compensation and executive officer and director compensation philosophies, evaluates the performance of our CEO, approves CEO and executive officer compensation, and oversees preparation of a report as required by the SEC to be included in this proxy statement.	David W. Kenny* Lisa M. Caputo David C. Kimbell Richelle P. Parham Sima D. Sistani Eugene A. Woods(1)	4
	•	Reviews and recommends director compensation for Board approval.
	•	Is responsible for succession planning and compensation-related risk oversight.
	•	Approves and oversees the development and evaluation of equity-based and other incentive compensation and certain other employee benefit plans.
	•	Oversees the development of an inclusive and diverse Company culture.

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Committee	Key Responsibilities		Committee Members	Number of Meetings held in Fiscal 2024
Finance & Investment Policy	•	Provides oversight of, and advises the Board regarding, our financial policies and financial condition to help enable us to achieve our long-range goals.	Karen A. McLoughlin* David C. Kimbell Claudia F. Munce Steven E. Rendle Melinda D. Whittington Eugene A. Woods(1)	4
	•
Oversees, evaluates and monitors the: (i) protection and safety of our cash and investments; (ii) achievement of reasonable returns on financial assets within acceptable risk tolerance; (iii) maintenance of adequate liquidity to support our activities; (iv) assessment of the cost and availability of capital; and (v) alignment of our strategic goals and financial resources.

	•	Is responsible for approving certain significant contractual obligations.
Nominating, Corporate Governance & Public Policy	•	Identifies and recommends director nominees, reviews and recommends corporate governance principles to the Board, and oversees the evaluation of the performance of the Board and its committees.	Lisa M. Caputo* David W. Kenny Mario J. Marte Richelle P. Parham Sima D. Sistani	4
	•	Assists the Board with general corporate governance, including Board organization, membership, training and evaluation.
	•	Oversees public policy, corporate responsibility and related environmental, social, sustainability and governance matters.
*	Chair
†	Designated as an “audit committee financial expert”
(1)	Mr. Woods is not standing for re-election at the Meeting, at which time his term will expire.

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Board Risk Oversight
In addition to its responsibilities as set forth above, the Board and its committees take an active role in the oversight of various risks to the Company. These risk oversight responsibilities are set forth below.

Risk Oversight

The Board

The Board is responsible for oversight of enterprise risk. It considers enterprise risk factors as critical in its review of business strategy and performance and ensures that there is an appropriate balance of risk and opportunity. Key strategic risk factors include the competitive environment, workforce development, and global trade issues, among others. Risks reviewed by Board committees are escalated to the full Board as necessary.

Committees

Audit

Oversees risks associated with our financial reporting processes, legal and regulatory compliance, data privacy and security, cyber-security, and other operational matters.

Compensation

Oversees risks associated with our compensation programs, benefits and management succession.

Finance & Investment Policy

Oversees risks associated with our investment portfolio, capital markets, and liquidity.

Nominating

Oversees risks associated with our Board processes, corporate governance, public policy, environmental and social responsibility.

Management

Management is responsible for day-to-day risk management processes, including assessing and taking actions necessary to manage risk incurred in connection with our business operations. Management also reviews, assesses and quantifies enterprise risks on an ongoing basis in support of the Board and each Committee's oversight responsibilities.

A management risk committee comprised of the CEO and her direct reports assesses and aligns on top risks faced by the Company. The Audit Committee oversees management’s processes to identify and quantify the material risks that we face. Our Chief Compliance Officer is a direct liaison to the Audit Committee on our risk oversight processes and procedures. In connection with its risk oversight role, the Audit Committee meets privately with representatives of our independent registered public accounting firm, the Chief Risk Officer, the Chief Compliance Officer, our internal audit staff and our legal staff. Our internal audit staff, which reports directly to the Audit Committee at least quarterly, assists management in identifying, evaluating and implementing controls and procedures to address identified risks.
Corporate Responsibility and Sustainability Risk Oversight. Given the depth and breadth of risks relating to corporate responsibility and sustainability (“CR&S”) matters, including with respect to inclusion, equity and diversity, we share responsibility for such risks across the entire Board and all of its committees, leveraging the risk oversight expertise of each Board committee based on subject matter.
The Audit Committee plays a significant role in the oversight of our CR&S risks related to compliance, including ethics and environmental and safety audits.
The Compensation Committee oversees the Company’s human capital management and inclusion and diversity-related risks through a rigorous regular review of the Company’s strategies and programs. This includes overall employee wellness and engagement in these areas, employee benefit plan compliance, leadership succession

2024 Proxy Statement	18

planning, and wage, retention and hiring programs. The Committee also works closely with the Company’s Senior Executive Vice President Corporate Affairs, Human Resources & Best Buy Canada and Chief Inclusion and Diversity Officer to assess the effectiveness of such programs in alignment with the Company’s core values.
The Finance & Investment Policy Committee focuses on the risks of the Company’s CR&S-related financial investments and commitments, such as our solar energy investments. The Committee reviews the financial risks and projected outcomes to ensure such investments align with our CR&S objectives.
The Nominating Committee manages its oversight of the Company’s governance, CR&S strategy and CR&S reputational risks by way of quarterly discussions with management and regular quarterly updates of our environmental goals and progress, social responsibility programs and initiatives, and public policy positions and advocacy.
The Board oversees CR&S and other enterprise risks as part of its oversight of our business, strategy and enterprise risk management. Each committee provides an update to the full Board on matters discussed and reviewed in its meeting held prior to the Board meeting, including with respect to enterprise risks. In addition, our Board has a dedicated annual strategic planning meeting with senior management and receives quarterly strategic updates, where topics relating to CR&S matters are discussed. The Board reviews these topics and their related risks to ensure that they advance the Company’s strategy. Finally, the Board Chair, the CEO and the Chairs of each Board Committee meet separately to review changes in the Company’s enterprise risk portfolio, including changes to CR&S risks, and discuss any additional Board or management action needed to help oversee and manage these risks.
Compensation Risk Assessment
In connection with their oversight of compensation-related risks, Compensation Committee members annually review the most important enterprise risks to ensure that compensation programs do not encourage risk-taking that is reasonably likely to have a material adverse effect on us. As in past years, the review process in fiscal 2024 identified our existing risk management framework and the key business risks that may materially affect us, reviewed our compensation plans and identified those plans that are most likely to impact these risks or introduce new risks, and balanced these risks against existing processes and compensation program safeguards. The review process also took into account mitigating features contained within our compensation plan design, which include elements such as: metric-based pay, time-matching performance periods, payment for outputs, goal diversification, stock ownership guidelines, payment caps, and our clawback policies.
The Compensation Committee also considered additional controls outside of compensation plan design which contribute to risk mitigation, including the independence of our performance measurement teams and our internal control environment.
Based upon the process we employed, the Compensation Committee determined that our compensation programs do not encourage risk-taking that is reasonably likely to result in a material adverse effect on the Company.
Cybersecurity and Privacy Risk Oversight
Our Board, with oversight by the Audit Committee, is integrally involved in the Company’s cybersecurity and data privacy programs. Securing customer information and honoring our privacy promises are core employee obligations, as highlighted in our Code of Ethics. Our customers entrust us with their information, and we seek to honor that trust through our cybersecurity and privacy practices.
Responsible Party	Oversight for Cybersecurity and Privacy
Board of Directors	Overall responsibility for enterprise risks
Audit Committee	Primary oversight responsibility for cyber/information security programs, assessment of cyber threats and defenses and privacy initiatives.
Management
The Chief Risk Officer, Chief Compliance Officer, Chief Information Security Officer, and other senior members of the cybersecurity and compliance teams are responsible for identifying and managing risks related to these areas.

We have developed and implemented, and update on an ongoing basis, a risk-based information security program designed to identify, assess and manage material risks from cybersecurity threats. This program, led by our Chief Information Security Officer (CISO), comprises administrative, technical and physical safeguards designed,

19	2024 Proxy Statement

under a risk-based approach, to reasonably mitigate cybersecurity risks to the confidentiality, integrity or availability of our information systems and information. The CISO and senior members of the compliance team update the Audit Committee on our cybersecurity and privacy postures no less frequently than quarterly and periodically update the full Board. In addition, Ms. Munce, a member of the Audit Committee, is certified by the National Association of Corporate Directors in Cybersecurity Oversight.
We did not experience any material cyber incidents affecting the Company in fiscal 2024. For more information related to the Company’s cybersecurity risk management and governance, see Part 1, Item 1C of our most recently filed Annual Report on Form 10-K.
Board Evaluation Process
Our Nominating Committee oversees the Board’s composition, effectiveness, accountability and evaluation of the performance of the Board, its committees and individual directors. On an annual basis, members of the Board complete a questionnaire evaluating the performance of the Board as a whole, each member’s respective committee and the performance of the Chair and Lead Independent Director (if one has been appointed). Directors are asked about roles and responsibilities, as well as more general performance-related questions. The Nominating Committee reviews the results of these questionnaires and determines whether the results warrant any action. The results and any proposed actions are then shared with the full Board for further discussion and approval of final action plans.
The Chair of our Nominating Committee and the Board Chair also review each individual director’s contributions to the Board during the past year, his or her other time commitments, and his or her performance against the director qualification standards and Board needs. The Nominating Committee also annually reviews the skills and qualifications of each Board member and the strategic goals of the Company to determine whether the skill sets of the individual directors on the Board continue to support the Company’s long-term strategic goals. This process is utilized by the Nominating Committee to assess whether a director should continue to serve on the Board and stand for re-election at the next Regular Meeting of Shareholders and to otherwise address Board composition needs.
In addition to the annual evaluation process, the Nominating Committee engaged an independent third-party consultant in fiscal 2017, fiscal 2020 and fiscal 2023 to conduct individual interviews with each director and certain senior executives and perform a comprehensive analysis of the Board’s overall effectiveness.
CEO Evaluation Process
Our Compensation Committee conducts a robust annual CEO evaluation process, consisting of both a performance and leadership review and a compensation analysis. The performance and leadership evaluation component includes an assessment of the Company’s performance in light of set objectives, and personal interviews with the individual Board members and the CEO’s direct reports. Our CEO prepares a self-evaluation of both her performance and Company performance. Separately, the Compensation Committee’s compensation consultant conducts extensive market research. CEO compensation market data is collected from Fortune 100 companies, our peer group, and a retail-industry focused subset of our peer group to ensure both market competitiveness and appropriateness of our CEO’s compensation relative to her peers. The Compensation Committee’s independent consultant reviews the market data and provides its recommendations to the Compensation Committee. Once all of the relevant performance and compensation data has been collected, the Compensation Committee meets in executive session to discuss the CEO performance evaluation results and CEO compensation. After reviewing all of the collected data regarding performance, the Compensation Committee makes its decision regarding CEO compensation for the forthcoming year. The Compensation Committee then provides its final assessment on CEO performance and decision regarding CEO compensation to the Board for discussion during executive session. Our CEO abstains from participating in all related discussions of the Compensation Committee and Board prior to delivery of the final assessment.
Director Orientation and Continuing Education
Our Nominating Committee oversees the orientation and continuing education of our directors. Director orientation familiarizes directors with our strategic plans, significant financial, accounting and risk management issues, compliance programs, policies, principal officers, internal auditors and our independent registered public accounting firm. The orientation also addresses Board procedures, director responsibilities, our Corporate Governance Principles and our Board committee charters. Each of our new directors attended a director orientation following their appointment.

2024 Proxy Statement	20

We also offer continuing education programs and provide opportunities to attend commercial director education seminars outside of the Company to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors’ committee assignments.
In fiscal 2024, the Board conducted its annual continuing education seminar for the full Board in September 2023, focusing on China and United States business relations and considerations for U.S. companies.
Anti-Hedging and Anti-Pledging Policies
Our executive officers and Board members are prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account. In addition, all employees and Board members are prohibited from hedging Company securities, including by way of forward contracts, equity swaps, collars, exchange funds or otherwise.
Director Stock Ownership
Our stock ownership guidelines require each of our non-management directors to own 10,000 shares and to hold 50% of their granted equity until that ownership target is met. Directors are required to hold all restricted stock units granted to them during their Board tenure until their service on the Board ends. In fiscal 2024, all of our non-management directors were in compliance with the ownership guidelines. Our stock ownership guidelines for executive officers are discussed in the Executive and Director Compensation — Compensation Discussion and Analysis — Executive Compensation Elements — Other Compensation section.
Shareholder Engagement
A key part of our corporate governance program is our annual shareholder engagement process. We regularly engage with our shareholders on a variety of topics throughout the year to ensure we are addressing their questions and concerns, to seek input and to provide perspective on Company policies and practices. Our typical engagement follows a seasonal cycle, as outlined below.

We have taken several actions in prior years in consideration of shareholder feedback elicited during this process, including: the elimination of the supermajority shareholder vote requirements in our Articles, adoption of proxy access, declassification of our Board, the determination to hold the advisory vote on our executive compensation

21	2024 Proxy Statement

on an annual basis, adjustments to the director appointments on our Board committees, and the development of our corporate social responsibility program and reporting. In fiscal 2023, we expanded our pay equity disclosure within our annual CR&S report. We also continue to facilitate direct shareholder communication with management and members of our Board and the ability to easily access and obtain information regarding our Company on our website at www.investors.bestbuy.com. Please see the Executive and Director Compensation — Compensation Discussion and Analysis — Executive Summary section for more information regarding actions taken as a result of shareholder feedback received regarding our prior year’s executive compensation decisions.
Corporate Responsibility & Sustainability
Company Purpose & Vision
Our purpose — to enrich lives through technology — is more relevant today than ever, and it is the foundation of our vision to humanize and personalize technology solutions for every stage of life. As we pursue our purpose and vision, we are committed to making a positive impact on the world, the environment and the communities in which we operate. We do this through interactions with all of our stakeholders, including our customers, employees, vendor partners, community partners and shareholders.
Below are a number of ways that we reflect this approach in the management of the Company’s corporate responsibility and sustainability initiatives.
Environmental Sustainability
We are committed to propelling the circular economy forward, a system that aims to reduce waste and preserve resources. We focus on our highest-impact areas: our operations, the energy we procure and the products we sell.
In our operations, we strive to reduce the use of natural resources. We believe the following focus areas will help to reduce the use of natural resources and our impact on the environment:
•
In our ongoing efforts to reduce carbon emissions, we support energy efficiency programs, including investing in energy efficiency improvements, deploying small-scale onsite and utility-scale renewable energy systems and neutralizing residual emissions.

•	We monitor our water consumption across our business to identify and manage programs that lessen our dependence on water.
•
To reduce waste and maximize resource efficiency, we continue our efforts to build a more sustainable supply chain by focusing on certifying our warehousing operations as TRUE zero waste. In fiscal 2024, we attained TRUE certification for zero waste at 10 additional supply chain facilities, bringing our total to 14 certified facilities.

Our focus on sustainable products is centered on helping our customers reduce their impact on the environment through the products we sell. We do this by providing a variety of energy-efficient product options to our customers.
Through our repair, trade-in programs and recycling collection programs, we keep products and materials in use for longer durations. To support circular economy principles and to better support our customers, Best Buy operates a comprehensive electronics and appliances takeback program.
We are also proud to be named to the CDP Climate A List for the seventh consecutive year. This list recognizes the top companies worldwide impacting climate change, as well as transparency in reporting. In addition to CDP, we have been named to the Dow Jones Sustainability North America Index for 12 years for our efforts across environmental, social and governance dimensions.
Social
Human Rights and Responsible Sourcing
We are committed to respecting and advancing human rights through our alignment with the United Nations Guiding Principles on Business and Human Rights. Further, across all of the products and services we procure, we seek to enhance the partnership with our suppliers and create value for all stakeholders through our Responsible Sourcing

2024 Proxy Statement	22

Program. We are active members of the Responsible Business Alliance, which allows us to partner with many of the brands we sell, including Apple, Intel, Microsoft and Samsung. Collectively, we embrace a common Supplier Code of Conduct and audit methodology that creates business value by improving working and environmental conditions in the supply chain.
Community Impact
Best Buy is committed to helping prepare teens from disinvested communities for the tech-reliant careers of the future. Employee volunteer programs like Geek Squad Academy spark excitement and interest in technology for young learners, while engaging our employees’ unique technical expertise.
Best Buy also serves as a fiscal sponsor of the Best Buy Foundation™, whose signature Best Buy Teen Tech Center® program consists of a network of youth-centered community hubs where teens can engage with the latest technology, learn career skills and interact with safe and supportive mentors. As of February 3, 2024, the Best Buy Foundation supported a network of 59 Best Buy Teen Tech Center® locations across the U.S. and Canada, working toward a goal of supporting 100 locations.
Best Buy customers play an important role in supporting the Best Buy Foundation and its work. Between March and October of 2023, Best Buy customers contributed more than $8 million to the Foundation through tax-deductible donations made when checking out in stores and online.
Inclusion, Diversity & Equity
We are proud and encouraged by what we have accomplished collectively to expand inclusion, diversity and equity at Best Buy over the past few years. Now, we are evolving our strategic focus to advance four specific outcomes:
•	Employee Engagement: We want Best Buy employees to feel connected to the company’s purpose, vision, and values, and have opportunities to thrive.
•	Retention: Best Buy seeks to establish and uphold a best-in-class retention approach across all demographics.
•	Representation: We aim to provide Best Buy employees from diverse backgrounds with equal opportunities at all levels in the organization.
•
Culture of Belonging: Best Buy endeavors to foster an environment where employees feel welcomed and can build strong relationships through demonstrating our inclusive behaviors: vulnerability, empathy, courage and grace.

Additionally, we are pleased to report the following achievements in fiscal 2024:
•
In our annual Corporate Responsibility and Sustainability report that we release on our corporate website, we disclosed Best Buy’s U.S. pay equity results, including unadjusted pay gaps and adjusted pay gaps for women and diverse employees. We received positive recognition for the transparency of our disclosures.

•	We are also proud of the diversity within our Board of Directors, which was comprised of 54% women directors and 38% ethnically diverse directors as of the end of fiscal 2024.
Employee Training and Development
We continue to invest in our employees and their skill development to enable customized learning experiences. This helps to create a more adaptable and resilient workforce and enhances our competitive advantage. With the continued goal of personalizing learning opportunities, we transitioned to offering new types of training experiences in fiscal 2024. This included side-by-side trainings, enabling employees to learn and grow alongside their peers and leaders in condensed training formats.
Examples of enhancements include:
•	We evolved the onboarding experience, optimizing this for new employees. We also created new, consistent onboarding experiences in our supply chain, services teams, call centers and project teams.
•
We built an internal program to apply industry-leading learning methodologies and focused on building enterprise leaders who are more equipped to lead through times of uncertainty and change, while growing and transforming Best Buy for the future.

23	2024 Proxy Statement

Employee Benefits
Our benefits aim to support employees’ overall well-being. In fiscal 2024, we continued our focus on:
•	Caregiver support benefits through Joshin, a support system for employees and their loved ones with a focus on disabilities and neurodivergence;
•
Caregiver support benefits that enable employees to receive personalized help in a time of great need through Wellthy, a program that helps with emergency housing, healthcare, substance abuse, complex eldercare issues and other moments of crisis;

•	Pay continuation (paid leave) and caregiver pay so employees can care for themselves and their loved ones;
•	Parental leave that provides qualifying employees up to 10 weeks at 100% pay;
•	Dedicated support through Included Health, a benefit that connects members to providers who understand the unique needs of diverse communities;
•	Access to physical and mental health virtual visits;
•
Emergency assistance through the HOPE Fund – Helping Our People in Emergencies – in equal partnership with the Richard M. Schultze Family Foundation, providing employees in hardship situations an opportunity to receive up to $2,500 in financial assistance;

•	Mental health, including our commitment to raise awareness about mental health, equipping employees with training to notice issues in themselves or others, and then find help; and
•	Tuition assistance, including the expansion of our partnership schools giving eligible employees the opportunity to earn a degree with no out-of-pocket costs.
Public Policy
As a major corporation and corporate citizen, we believe that it is important to work with policymakers on issues impacting our customers, employees, operations, shareholders and communities. We know that collaboration helps bring about change that better serves our industry and the communities where we live and work. In fiscal 2024, our public policy priorities included: cybersecurity, data privacy & internet of things; emerging technologies & innovation; environmental sustainability; fair competition; health; immigration reform; retail crime; supply chain & infrastructure; taxation; trade; and workforce issues. More information about these priorities, as well as our annual political activity reports and related policies, can be found at https://corporate.bestbuy.com/advocacy.
Communications with the Board
Anyone who wishes to contact the Board, any individual director, or the independent directors as a group, is welcome to do so in writing, addressed to such person(s) in care of:
Mr. Todd G. Hartman
General Counsel, Chief Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423
Mr. Hartman will forward all written correspondence to the appropriate director(s), except for spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Mr. Hartman may, at his discretion, forward certain correspondence, such as customer-related inquiries, elsewhere within the Company for review and possible response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.

2024 Proxy Statement	24

Corporate Governance Website
If you would like additional information about our corporate governance practices, you may view the following documents at www.investors.bestbuy.com under “Governance—Corporate Governance”.
•	Amended and Restated Articles of Incorporation
•	Amended and Restated By-laws
•	Corporate Governance Principles
•	Audit Committee Charter
•	Compensation and Human Resources Committee Charter
•	Finance and Investment Policy Committee Charter
•	Nominating, Corporate Governance and Public Policy Committee Charter
•	Code of Ethics
•	Best Buy Co., Inc. 2020 Omnibus Incentive Plan
•	Policy for Shareholder Nomination of Candidates to Become Directors of the Company
•	Process for Communication with the Board

25	2024 Proxy Statement

ITEM OF BUSINESS NO. 1 — ELECTION OF DIRECTORS
General Information
Our By-laws provide that our Board consist of one or more directors and that the number of directors may be increased or decreased from time to time by the affirmative vote of a majority of the directors serving at the time that the action is taken. The number of directors on our Board is reviewed and set by our Board no less often than annually. In March 2024, the Board set the number of directors at eleven as of the Meeting. The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.
Director Nomination Process
The Nominating Committee is responsible for screening and recommending to the full Board director candidates for nomination. When the Board and its Nominating Committee determines that a director nomination or search is necessary, the process is robust, thorough and deliberate.

Director Nomination Process

1

Identify Search Criteria

- The Nominating Committee reviews the current board skill sets and experience in light of the Company's strategy and current board composition.
- Any areas in which additional expertise, qualifications or diversity would be beneficial are identified as search criteria.

2

Identify Director Candidates

- The Nominating Committee partners with third-party search firms to identify qualified candidates.
- The Company posts the director search criteria to its website.

3

In-depth Review and Interview Process

- The Nominating Committee and Board Chairman review the candidate background, skills and experience in light of the identified search criteria.
- Candidates interview with each member of the Nominating Committee and Board Chairman.
- Due diligence is performed, including background and conflict checks, references and feedback from other directors and third party search firms.

4

Recommendation to the Board

- The Nominating Committee reviews a candidate's independence, all due diligence results and approves a recommendation of an appointment to the Board.

5

Board Appointment

- The Board reviews the Nominating Committee's recommendation and approves the candidate's appointment to the Board.

Results

This process has resulted in a board with a diverse depth of attributes, including healthcare expertise, digital/e-commerce expertise, investment expertise, CEO and CFO expertise, and gender and ethnic representation.

Mr. Kimbell, who was appointed by the Board in July 2023, was recommended to the Nominating Committee by a third-party search firm as part of the Nominating Committee’s director search. After reviewing Mr. Kimbell’s qualifications, meeting with him several times and discussing his potential nomination, the Nominating Committee voted to recommend Mr. Kimbell to the Board, which approved his appointment.

2024 Proxy Statement	26

The Nominating Committee will consider director candidates nominated by shareholders and will evaluate such candidates utilizing the same criteria used to evaluate other nominees. Shareholder nominations must be accompanied by a candidate resume that addresses the extent to which the nominee meets the director qualification standards and any additional search criteria posted on our website. Nominations will be considered only if we are then seeking to fill an open director position. All nominations by shareholders should be submitted as follows:
Chair, Nominating, Corporate Governance and Public Policy Committee
c/o Mr. Todd G. Hartman
General Counsel, Chief Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423
Advance Notice and Proxy Access By-Law Provisions
Our By-laws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors and the proposal of any business not intended to be included in our proxy statement, other than nominations made by or at the direction of the Board of Directors or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a shareholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of shareholders. The By-laws also specify requirements as to the form and content of a shareholder’s notice.
In addition to the director nomination provisions described above, the By-laws contain a “proxy access” provision that provides that any shareholder or group of up to twenty shareholders who qualify as an eligible shareholder under the proxy access provisions of our By-laws may nominate, and include in our proxy materials, director candidates constituting up to 20% of our Board of Directors or two directors, whichever is greater. In order for a shareholder or group of shareholders to be eligible under the proxy access provisions of our By-laws to nominate a director, such shareholder or group of shareholders must, among other criteria, be eligible to vote at the Company’s annual meeting and have owned or together with other group shareholders owned 3% or more of the voting power of our issued and outstanding common stock continuously for at least three years and represent that those shares were acquired in the ordinary course of business and not with intent to change or influence control of the Company and that each such person does not presently have that intent. In order to use the proxy access provisions of our By-laws, shareholders and their nominees must satisfy all the eligibility and notice requirements specified in our By-laws. A shareholder proposing to nominate a person for election to our Board of Directors through the proxy access provision generally must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which our definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting. The complete proxy access provisions for director nominations are set forth in the By-laws.
Director Qualification Standards
In seeking new Board members, our objective is to identify and retain directors that can effectively develop the Company’s strategy and oversee management’s execution of that strategy. We only consider director candidates who embody the highest standards of personal and professional integrity and ethics and are committed to a culture of transparency and open communication at the Board level and throughout the Company. Successful candidates are dedicated to accountability and continuous improvement with a belief in innovation as a key business success factor. They are also actively engaged and have an innate intellectual curiosity and entrepreneurial spirit.
As part of its annual evaluation process for director nominees, the Nominating Committee considers other criteria, including the candidate’s history of achievement and superior standards, ability to think strategically, willingness to share examples based upon experience, policy-making experience, and ability to articulate a point of view, take tough positions and constructively challenge management. Directors must also be committed to actively engaging in their Board roles, with sufficient time to carry out the duties of Board and Board committee membership. Finally, one or more of our directors must possess the education or experience required to qualify as an “audit committee financial expert” pursuant to SEC rules.

27	2024 Proxy Statement

Our Corporate Governance Principles describe our policy of considering diversity in the director identification and nomination process. When considering Board candidates, the Nominating Committee seeks nominees with a broad range of experience from a variety of industries and professional disciplines, such as finance, professional services and technology, along with a diversity of gender, ethnicity, age and geographic location. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applied to all prospective nominees. As part of its annual review of the Board’s composition and director nominees, the Nominating Committee assesses the effectiveness of its approach to diversity. When the Nominating Committee identifies an area of which the Board may benefit from greater representation, it may focus its candidate search on particular experience, background or diversity characteristics, including gender, ethnic and geographical attributes. The Board believes that diversity in the backgrounds and qualifications of Board members ensures the mix of experience, knowledge and abilities necessary for the Board to fulfil its responsibilities and leads to a more effective oversight and decision-making process.

2024 Proxy Statement	28

The grid below summarizes the key qualifications and skills each of our director nominees possess that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill; rather a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography describes these qualifications and relevant experience in more detail.

29	2024 Proxy Statement

Director Nominees (Ages and Committee roles as of April 30, 2024)
The biographies of each of the nominees include information regarding the person’s service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings during the last ten years, if any, and the key experiences, qualifications, attributes or skills that led the Nominating Committee and the Board to determine that the person should serve as a director.
There are no family relationships among the nominees or between any nominee and any director, executive officer or person chosen to become an executive officer. There are also no material proceedings to which any director, officer, affiliate of the Company, any 5% shareholder or any associate is a party adverse to the Company or its subsidiaries or has a material interest adverse to the Company or its subsidiaries.

2024 Proxy Statement	30

NON-INDEPENDENT DIRECTOR Chief Executive Officer, Best Buy Director since: June 2019 Committees: • None Age: 49 Education: • College of St. Benedict Other Public Boards: • Domino’s Pizza, Inc.	Corie S. Barry
Ms. Barry brings over 20 years of executive leadership experience to the Board, as well as expertise in retail operations and finance. She has held a variety of financial and operational roles since joining Best Buy in 1999. Those roles include the oversight of such areas as strategic transformation and growth, digital and technology, global finance, investor relations, enterprise risk and compliance, integration management, and Best Buy Health. She has an extensive knowledge of the business and was key in leading Best Buy through its transformation.

Growth / Transformation Experience
With Best Buy’s purpose to enrich lives through technology always at the forefront, Ms. Barry helped develop the company’s successful transformation strategy and now leads the execution of its growth strategy. She helped Best Buy launch its In-Home Consultation program, rebuild its membership offerings, and expand into the health space.

Finance Expertise
As Best Buy’s Chief Financial Officer from 2016 to 2019, Ms. Barry brings strong financial acumen to the Board. She previously served as Senior Vice President of Domestic Finance. She worked at Deloitte & Touche as an auditor before joining Best Buy.

Knowledge of Best Buy and the Industry
As Best Buy’s CEO since 2019, Ms. Barry has extensive knowledge of the Company, its business partners, and the broader consumer electronics industry in which it competes. She has a track record of advocating for and mentoring women in the workplace and the community.

	Experience	Director Qualifications
• Chief Executive Officer, Best Buy Co., Inc. (2019-present)

• Chief Financial Officer (2016-2019) & Strategic Transformation Officer (2018-2019), Best Buy Co., Inc.

• Chief Strategic Growth Officer & interim President, Services, Best Buy Co., Inc. (2015-2016)

• Senior Vice President, Domestic Finance, Best Buy Co., Inc. (2013-2015)

• Vice President, Chief Financial Officer & Business Development, Home Business Group, Best Buy Co., Inc. (2012-2013)

• Vice President, Finance – Home Customer Solutions Group, Best Buy Co., Inc. (2010-2012)

• Business Operations • Chief Executive Officer • Customer Engagement & Marketing • Digital & E-Commerce • Finance • Philanthropy & Nonprofits • Retail & Consumer Goods • Technology • Cybersecurity

31	2024 Proxy Statement

INDEPENDENT
DIRECTOR

Executive Vice President and Chief Marketing, Communications and Customer Experience Officer, The Travelers Companies, Inc.

Director since:
December 2009

Committees:
• Compensation
• Nominating (Chair)

Age: 60

Education:
• Brown University
• Northwestern University

Other Public Boards:
• None
Lisa M. Caputo
Ms. Caputo brings more than 25 years of private/public sector leadership experience in government affairs, communications, marketing, digital, customer experience, and corporate responsibility and sustainability to the Board. She has advised CEOs, built successful social impact strategies, and enhanced customer, employee and community engagement at global organizations. Her time working in President Bill Clinton’s administration gives her expertise in public affairs issues.

Marketing / Customer Experience / Communications
Ms. Caputo’s deep expertise has been invaluable to Best Buy’s efforts to broaden its brand, rejuvenate the customer experience and transform its marketing, digital and communications efforts to drive growth. Her perspective gained from driving innovation efforts at Travelers is helpful as Best Buy develops growth initiatives in its strategy. Ms. Caputo also spent 11 years at Citigroup, advising three CEOs on topics from marketing and communications to government affairs and community relations.

Corporate Public Affairs / Government Affairs
In addition to having held senior executive roles at Walt Disney Co. and CBS Corp., Ms. Caputo spent more than a decade in the public sector, serving as Deputy Assistant to President Bill Clinton and Press Secretary to First Lady Hillary Rodham Clinton. Her diverse public/private background lends an important voice to the Board.

Corporate Responsibility & Sustainability
Ms. Caputo has an exceptional track record throughout her career of enhancing community, customer and employee engagement, building social impact strategies and leading corporate responsibility and sustainability as well as community relations. She has been key in the development and execution of the Company’s CR&S initiatives.

Experience	Director Qualifications
• Executive Vice President and Chief Marketing, Communications and Customer Experience Officer of The Travelers Companies, Inc., a property casualty insurer (2011-present)

• Managing Director and Senior Banker of the Public Sector Group of the Institutional Clients Group of Citigroup, Inc., a financial services company (2010-2011)

• Global Chief Marketing Officer and Executive Vice President of Citigroup, Inc. (2007-2010)

• Chief Marketing and Community Relations Officer, Global Consumer Group, Citigroup, Inc. (2005-2007)

• Founder, Chairman and Chief Executive Officer of Citi's Women & Co., a membership service that provides financial education and services for women (2000-2011)

• Marketing

• Government and Public Affairs

• Communications

• Corporate Responsibility & Sustainability

• Customer Experience & Engagement

• Digital

• Financial Services

• Media & Entertainment

• Employee Experience

• Philanthropy & Non-Profits

2024 Proxy Statement	32

INDEPENDENT
DIRECTOR

Executive Chairman,
Nielsen

Director since:
September 2013

Committees:
• Compensation (Chair)
• Nominating

Age: 62

Education:
• GM Institute (Kettering University)
• Harvard University

Other Public Boards:
• None
David W. Kenny
Mr. Kenny brings more than 25 years of Chief Executive Officer experience to the Board. He uses his expertise in data and analytics, technology, and customer engagement to help Best Buy with its transformation and growth efforts, especially around capturing online share and using data responsibly to serve customers. His experience leading The Weather Company offers Best Buy strong environmental leadership and climate change expertise.

CEO / Executive Leadership
Mr. Kenny is Executive Chairman at Nielsen, a private global measurement and data analytics company. He also previously served as CEO of The Weather Company and Digitas Inc., a global marketing and technology agency for e-Commerce and multichannel companies. In addition, Mr. Kenny has held a variety of other executive roles over his career. He has 25 years of public company board experience. He has served on the board of several public companies including Yahoo, Akamai, Digitas and Nielsen.

Technology
As Senior Vice President of IBM Watson, Mr. Kenny led the company’s growth initiatives around cloud and artificial intelligence services. His online leadership dates to 1997, when he founded Digitas.

Customer Engagement
As the executive chairman of Nielsen, Mr. Kenny has a deep knowledge of consumer insights. As chairman and CEO of The Weather Company, acquired by IBM in 2016, he helped turn the organization into a media heavyweight that produced television programming, developed apps, published content and used analytics to connect businesses to consumers through weather and climate-related content.

Experience	Director Qualifications
• Executive Chairman, Nielsen (2023-present)

• CEO and board director, Nielsen (December 2018-2023)

• Senior Vice President, IBM Watson (January 2016-2018) and IBM Cloud (November 2016-2018)

• Chairman and CEO, The Weather Company (2012-2015)

• President of Akamai (2011-2012)

• Managing Partner, VivaKi (2006-2010)

• Founder and CEO, Digitas, Inc., (1997-2006)

• Technology • Chief Executive Officer • Customer Engagement • Data and Analytics • Sustainability • Business Growth • Media and Publishing

33	2024 Proxy Statement

INDEPENDENT
DIRECTOR

Chief Executive Officer, Ulta Beauty

Director since:
July 2023

Committees:
• Compensation
• Finance & Investment Policy

Age: 57

Education:
• DePauw University
• Purdue University

Other Public Boards:
• Ulta Beauty, Inc.
David C. Kimbell
Mr. Kimbell is a seasoned executive with more than 25 years of leadership experience in retail and consumer-driven businesses. He brings strong expertise in marketing, retail, and business transformation to the Board, which will help Best Buy evolve the future of retail. He was named Chief Executive Oficer of Ulta Beauty in June 2021 and sits on its Board of Directors.

CEO / Executive Leadership
Since June 2021, Mr. Kimbell has served as CEO of Ulta Beauty, the largest specialty beauty retailer in the U.S. Before that, he was Ulta Beauty’s Chief Merchandising and Chief Marketing Officer.

Marketing
Mr. Kimbell brings over 25 years of merchandising and marketing experience to the Best Buy Board. Prior to serving as CEO, he held several leadership positions in marketing at Ulta Beauty, as well as U.S. Cellular, Seventh Generation, PepsiCo, and The Procter & Gamble Company.

Retail
Mr. Kimbell brings a deep understanding of the retail industry through his multiple roles at Ulta Beauty. He also brings experience developing transformation strategies necessary to operate successfully in the evolving omnichannel environment.

Experience	Director Qualifications
• CEO, Ulta Beauty (2021-present)

• President, Ulta Beauty (2019-2021)

• Chief Merchandising Officer, Ulta Beauty (2015-2019)

• Chief Marketing Officer, Ulta Beauty (2014-2019)

• Chief Marketing Officer & Executive Vice President, U.S. Cellular (2011-2014)

• Chief Marketing Officer & Senior Vice President, Seventh Generation (2008-2010)

• Vice President of Marketing, PepsiCo’s Quaker Food Division (2001-2008)

• Brand Manager, Beauty Division, The Procter & Gamble Company (1996-2001)

• Chief Executive Officer • Marketing • Retail • Business Transformation • Business Operations • Corporate Governance • Growth & Transformation • Philanthropy & Nonprofits

2024 Proxy Statement	34

INDEPENDENT
DIRECTOR

Retired
Chief Financial Officer

Director since:
January 2021

Committees:
• Audit (Chair)
• Nominating

Age: 48

Education:
• University of South Florida
• Duke University

Other Public Boards:
• FIGS, Inc.
Mario J. Marte
Mr. Marte brings more than 20 years of finance expertise, strategy, and business experience across several industries and companies to the Board. As former Chief Financial Officer of Chewy, Inc., he led the company’s financial strategy and growth plan, guiding Chewy from startup to become the leading pure play retailer of pet products and services. This background will help guide Best Buy’s efforts to innovate and serve an evolving customer base.

Finance
Mr. Marte led the successful initial public offering of Chewy, Inc., a Fortune 500 and leading online pet product retailer, in June 2019. He led all finance, accounting, corporate development, risk management, and investor relations functions for the company. Prior to becoming CFO, he oversaw financial planning & analysis and treasury in three successful private fundraisings and the sale of Chewy to BC Partners in 2017. He has over two decades of experience in finance at Chewy, Hilton Worldwide and American Airlines.

Growth, E-Commerce & Transformation
Mr. Marte has experience in growth and transformation, having established the financial planning, operations finance and treasury functions at Chewy, Inc. He also worked closely with the leadership team to reengineer the company’s financial strategy and long-term growth plan in the first six months after joining Chewy. These steps led the company to grow from $250 million in revenue to more than $11 billion in eight years while rapidly scaling to profitability and the lead position in e-Commerce for the pet category.

Global
Mr. Marte has held finance and functional roles at large, global and capital-intensive companies in travel and hospitality. He has worked internationally, based in Spain and the United Kingdom, while leading teams across several countries and regions including Asia Pacific, Latin America, North America and Europe. He has operated in a variety of cultures, and regulatory and currency regimes.

Experience	Director Qualifications
• Chief Financial Officer, Chewy, Inc., (2018-2023)

• Vice President, Finance & Treasurer, Chewy, Inc. (2015-2018)

• Vice President, Financial Planning and Analysis, Hilton Worldwide (2011-2015)

• Various Finance Leadership Roles (2003-2011)

• Finance • Retail • Growth & Transformation • E-Commerce • Global Business • Strategy • Risk Management

35	2024 Proxy Statement

INDEPENDENT
DIRECTOR

Retired
Chief Financial Officer

Director since:
September 2015

Committees:
• Audit
• Finance & Investment Policy (Chair)

Age: 59

Education:
• Wellesley College
• Columbia University

Other Public Boards:
• Agilon Health, Inc.
Karen A. McLoughlin
Ms. McLoughlin brings strong financial acumen to the Board from more than 20 years in various finance management roles. She was the Chief Financial Officer of Cognizant Technology Solutions, a Fortune 500 company and leading provider of information technology, business process and consulting services. She has expertise in growth, transformation, and services, providing a key perspective to Best Buy as it evolves.

Finance
Ms. McLoughlin served as CFO at Cognizant for eight years. Before that role, she spent more than 20 years in various senior finance management roles at Cognizant, Spherion and Ryder System Inc.

Services
In her 17 years at Cognizant, Ms. McLoughlin developed a deep knowledge of the IT services sector, which is invaluable to Best Buy as we focus on our own internal IT processes and continue to emphasize our Services offerings.

Global / Transformation
During Ms. McLoughlin’s tenure, Cognizant experienced tremendous growth, with revenue increasing from $368 million in 2003 to $16.7 billion in 2020. She also has experience in diversity and inclusion and social impact through Cognizant’s Women Empowered program and efforts to help youth build the skills to complete and thrive in the global economy.

Experience	Director Qualifications
• Chief Financial Officer, Cognizant Technology Solutions Corporation (2012-2020)

• Senior Vice President, Financial Planning and Analysis and Enterprise Transformation, Cognizant (2008-2012)

• Vice President, Global Financial Planning and Analysis, Cognizant (2003-2008)

• Vice President, Finance, Spherion Corp., now SFN Group Inc. (1997-2003)

• Finance • Services • Growth & Transformation • Information Technology • Diversity and Inclusion

2024 Proxy Statement	36

INDEPENDENT
DIRECTOR

Venture Advisor, New
Enterprise Associates

Director since:
March 2016

Committees:
• Audit
• Finance & Investment Policy

Age: 64

Education:
• Santa Clara University School of Engineering
• Stanford University Graduate School of Business

Other Public Boards:
• Arteris, Inc.
Claudia F. Munce
Ms. Munce brings more than 30 years of experience in technology, venture capital and startups to the Board. As a seasoned venture capital leader, she has developed a deep knowledge of strategic partnerships and M&A activities with a focus on emerging markets and disruptive technology. This background is helpful to Best Buy as it seeks to innovate and grow.

Venture Capital
Ms. Munce is currently a venture adviser at New Enterprise Associates, one of the world’s largest and most active venture capital firms. She also served on the organizational boards of the National Venture Capital Association and Chairwoman of the Global Corporate Venturing Leadership Society.

Technology
Ms. Munce has a highly technical engineering and computer science background, as well as business acumen and a strategic mindset. She is also a National Association of Corporate Directors (NACD) certified Cybersecurity Oversight director.

Growth / Transformation
Ms. Munce was a founding member of the IBM Venture Capital Group. While at IBM, she worked with more than 300 venture capital firms across 30 countries to advance the company’s strategic goals for developing innovations. She is an advocate for women’s leadership in the technology industry and works to close the gender gap at the highest levels of business.

Experience	Director Qualifications
• Venture Advisor, New Enterprise Associates (January 2016-present)

• Lecturer in Management, Stanford University Graduate School of Business (2021-present)

• Director, CoreLogic Board of Directors (2017-2021)

• Managing Director, IBM Venture Capital Group, and Vice President of Corporate Strategy, IBM Corp. (2004-2015)

• Director of Strategy, IBM Venture Capital Group (2000-2004)

• Head of Technology Transfer and Licensing, IBM Research (1994-2000)

• Technology • Growth & Transformation • Strategy • Venture Capital • Leadership

37	2024 Proxy Statement

INDEPENDENT
DIRECTOR

President of Global e-Commerce and Business Development, Universal Music Group

Director since:
March 2018

Committees:
• Compensation
• Nominating

Age: 56

Education:
• Drexel University

Other Public Boards:
• Laboratory Corporation of
America Holdings
Richelle P. Parham
Ms. Parham is a seasoned, senior-level executive with more than 25 years of experience in global strategy, marketing and business development. Her insight is valuable to the Board as it guides Best Buy’s growth strategy and efforts to serve an evolving customer base. She has extensive experience in e-Commerce, data-driven decision-making, and understanding consumer needs.

Marketing
As Vice President and Chief Marketing Officer of eBay, Inc., Ms. Parham was tasked with transforming the company's brand reputation. She focused on improving return on investment and new revenue streams, and she helped decrease attrition rates by building out the company’s CRM strategy and better understanding the customer experience.

Digital / E-Commerce
As President of global e-Commerce and Business Development at UMG, Ms. Parham oversees the global e-Commerce strategy and business development across the company’s iconic labels, publishing company, operating units, and territories. Ms. Parham takes pride in understanding the fundamental needs of digital consumers, rethinking what is possible and executing effectively at scale.

Business Operations / Strategy
Ms. Parham has worked at best-in-class corporations such as eBay, Visa, Digitas and Citibank. She has a proven track record of leading high-performing teams and using strategic planning and analytical decision-making to successfully drive key business performance.

Experience	Director Qualifications
• President of Global e-Commerce and Business Development, Universal Music Group (June 2021-present)

• Partner and Managing Director, WestRiver Group (2019-2021)

• General Partner, Camden Partners Holdings, LLC, (2016-2019)

• Vice President and Chief Marketing Officer, eBay, Inc., (2010-2015)

• Head, Global Marketing Innovation (2010) and Head, Global Marketing Services (2008-2010) of Visa, Inc.

• Senior Vice President, Strategy and Enablement, Rapp Worldwide (2007-2008)

• Various marketing-related leadership roles, Bronner Slosberg Humphrey, now known as Digitas Inc. (1994-2007)

• Director at Scripps Network Interactive (2012-2018) and e.l.f. Cosmetics (2018-2022)

• Finance • Global Business • Business Operations • Retail & Consumer Goods • Customer Experience

2024 Proxy Statement	38

INDEPENDENT
DIRECTOR

Retired
Chief Executive Officer

Director since:
March 2021

Committees:
• Audit
• Finance & Investment Policy

Age: 64

Education:
• University of Washington

Other Public Boards:
• None
Steven E. Rendle
Mr. Rendle was a leading executive in the apparel industry, with more than 35 years of experience in the specialty outdoor and action sports apparel industries. He spent more than 20 years at VF Corp. and successfully navigated the company through a rapidly changing global retail environment and drove rapid transformation of VF’s brands toward a consumer-minded, retail-centric and hyper-digital future.

CEO Experience
From January 2017 to December 2022, Mr. Rendle served as CEO of VF Corp., one of the world's largest apparel, footwear and accessories companies that had $10 billion in annual revenue. He previously held several leadership positions within VF Corp., and its The North Face brand.

Growth / Transformation Experience
Before retiring as CEO, Mr. Rendle led VF’s global business model transformation and the reshaping of its apparel and footwear brand portfolio to accelerate growth. Under his leadership, VF completed the divestitures and spin-offs of several brands, acquired several brands, and relocated the company’s global headquarters to Denver.

Purpose-Led Consumer Brand Strategy and Business Execution
Mr. Rendle led the vision for VF to become a purpose-led, performance-driven organization that prioritizes environmental and social responsibility throughout its global operations. This approach is deeply integrated into each of VF’s brands and their product and consumer engagement strategies, helping to create value for the company’s shareholders and stakeholders alike.

Experience	Director Qualifications
• Chairman, President and Chief Executive Officer of VF Corp. (2017-2022)

• President & Chief Operating Officer, VF Corp. (2015-2016)

• Senior Vice President, Americas, VF Corp. (2014-2015)

• Group President, Outdoor & Action Sports, Americas, of VF Corp. (2011-2014)

• President, Outdoor Americas, of VF Corp. (2009-2010)

• Brand President, The North Face, a VF Corp. brand (2004-2010)

• Business Operations

• Chief Executive Officer

• Customer Engagement & Marketing

• Digital & E-Commerce

• Corporate Responsibility & Sustainability

• Growth & Transformation

• Investments & Venture Capital

• Philanthropy & Nonprofits

• Retail & Consumer Goods

39	2024 Proxy Statement

INDEPENDENT
DIRECTOR

Chief Executive Officer, WW International, Inc.

Director since:
March 2023

Committees:
• Nominating
• Compensation

Age: 44

Education:
• Duke University
• Northwestern University

Other Public Boards:
• WW International, Inc.
Sima D. Sistani
Ms. Sistani brings to the Board more than 20 years of leadership experience in the media and technobgy industries, specializing in bringing startups to life and building digital communities. Currently a Chief Executive Officer, her experience and expertise are valuable as Best Buy continues its omnichannel evolution and enhances its digital customer experience.

CEO / Executive
Ms. Sistani has served as the CEO of WW International, Inc., a company focused on helping people adopt healthy habits through human-centric technology and community since March 2022. She also previously served as CEO and Co-Founder of Houseparty, a face-to-face synchronous social network.

Digital / E-Commerce
In addition to serving as the CEO of Houseparty, Ms. Sistani was one of the co-founders. She previously led mobile growth operations at Yahoo! Inc., a technology company, from the time Yahoo! acquired Tumblr, Inc. She also served as Tumblr’s first Head of Media.

Marketing / Customer Experience
Ms. Sistani has product strategy and brand growth experience that she currently brings to her role as CEO of WW. WW’s purpose is to inspire people to adopt healthy habits for real life, by combining technology and community to help members reach and sustain their goals.

Experience	Director Qualifications
• CEO, WW International, Inc. (March 2022-present)

• CEO and Co-Founder of Houseparty (acquired by Epic Games in 2019), at Epic Games, (June 2019-February 2022)

• CEO and Co-Founder of Houseparty, (2015-2019)

• Head, Media, Tumblr, Inc. (2014-2015)

• Director, Mobile Growth, Yahoo! Inc. (now Altaba Inc.) (2011-2014)

• Chief Executive Officer • Growth & Transformation • Digital & E-Commerce • Technology • Marketing • Customer Experience

2024 Proxy Statement	40

INDEPENDENT
DIRECTOR

President and Chief Executive Officer, La-Z-Boy Incorporated

Director since:
March 2023

Committees:
• Audit
• Finance & Investment Policy

Age: 56

Education:
• The Ohio State University

Other Public Boards:
• La-Z-Boy
Incorporated
Melinda D. Whittington
Ms. Whittington brings to the Board more than 30 years of finance and leadership experience in a variety of consumer-focused industries. She is currently President and Chief Executive Officer of La-Z-Boy Incorporated, one of the world’s leading residential furniture manufacturers and retailers. Her varied background provides Ms. Whittington with a broad perspective as Best Buy pursues its growth strategy.

CEO / Executive Experience
Ms. Whittington has served as CEO of La-Z-Boy Incorporated since April 2021. She previously served as the company's Chief Financial Officer.

Finance
As a former CFO of La-Z-Boy Incorporated and Allscripts Healthcare Solutions, Ms. Whittington brings strong financial acumen to the Best Buy Board. Prior to serving as CFO and later CEO, she spent more than 20 years in various financial management roles at Kraft Foods Group, Inc. (now The Kraft Heinz Company) and The Procter & Gamble Company.

Global
Ms. Whittington has held finance and functional roles at large, global and capital-intensive consumer-facing companies. She has worked internationally in Costa Rica and Belgium.

Experience	Director Qualifications
• President and Chief Executive Officer, La-Z-Boy Incorporated (2021-present)

• Chief Financial Officer, La-Z-Boy Incorporated (2018-2021)

• Chief Financial Officer, Allscripts Healthcare Solutions (2016-2017)

• Senior Vice President, Corporate Controller and Chief Accounting Officer, Kraft Foods Group, Inc. (now The Kraft Heinz Company) (2014-2015)

• Various finance and leadership roles, including international assignments, at The Procter & Gamble Company (1993-2014)

• Chief Executive Officer • Finance • Global Business • Business Operations • Retail & Consumer Goods

41	2024 Proxy Statement

Voting Information
You may vote for all, some or none of the nominees for election to the Board. However, you may not vote for more individuals than the number nominated. Each of the nominees has agreed to continue serving as a director if elected. However, if any nominee becomes unwilling or unable to serve and the Board elects to fill the vacancy, the Proxy Agents named in the proxy will vote for an alternative person nominated by the Board. Our Articles prohibit cumulative voting, which means you can vote only once for any nominee. The affirmative vote of a majority of the votes cast with respect to the director is required to elect a director.
Proxy cards that are properly executed will be voted for the election of all of the nominees unless otherwise specified.
Board Voting Recommendation
The Board recommends a vote FOR the election of Corie S. Barry, Lisa M. Caputo, David W. Kenny, David C. Kimbell, Mario J. Marte, Karen A. McLoughlin, Claudia F. Munce, Richelle P. Parham, Steven E. Rendle, Sima D. Sistani, and Melinda D. Whittington for a term of one year. All of the nominees are current members of the Board.

2024 Proxy Statement	42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information about the number of shares of our common stock beneficially owned on April 1, 2024 (unless otherwise indicated), by each of our named executive officers. The table provides similar information for each director and director nominee, all directors and executive officers as a group, and each person, or any group that we know who beneficially owns more than 5% of the outstanding shares of our common stock.
Name and Address(1)	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Corie Barry, Chief Executive Officer and Director	526,252(2)	*
Matt Bilunas, Senior Executive Vice President Enterprise Strategy and Chief Financial Officer	120,780(3)	*
Damien Harmon, Senior Executive Vice President Customer, Channel Experiences & Enterprise Services	28,265(4)	*
Todd Hartman, Executive Vice President, General Counsel, Chief Risk Officer and Secretary	39,001(5)	*
Kamy Scarlett, Senior Executive Vice President Corporate Affairs, Human Resources & Best Buy Canada	182,605(6)	*
Lisa M. Caputo, Director	54,688(7)	*
J. Patrick Doyle, Director	62,386(8)	*
David W. Kenny, Director	40,665(9)	*
David C. Kimbell, Director	1,756(9)	*
Mario J. Marte, Director	8,363(9)	*
Karen A. McLoughlin, Director	30,528(9)	*
Claudia F. Munce, Director	28,305(9)	*
Richelle P. Parham, Director	16,994(9)	*
Steven E. Rendle, Director	7,827(9)	*
Sima D. Sistani, Director	3,176(9)	*
Melinda D. Whittington, Director	3,176(9)	*
Eugene A. Woods, Director	15,871(9)	*
All current directors and executive officers, as a group (19 individuals)	1,279,358(10)	0.59%
Richard M. Schulze, Founder and Chairman Emeritus 999 Vanderbilt Beach Rd, Suite 710 Naples, FL 34108	21,032,995(11)	9.72%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	23,328,119(12)	10.78%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	23,087,381(13)	10.67%
JP Morgan Chase & Co. 383 Madison Avenue New York, NY 10179	12,611,137(14)	5.83%
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114-2016	11,747,443(15)	5.43%
*	Less than 1%.
(1)	The business address for all current directors and executive officers is 7601 Penn Avenue South, Richfield, Minnesota, 55423.
(2)
The figure represents: (a) 281,179 outstanding shares owned by Ms. Barry; (b) 3,122 outstanding shares held in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Ms. Barry; and (c) options to purchase 241,951 shares, which Ms. Barry could exercise within 60 days of April 1, 2024. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of April 1, 2024. As of April 1, 2024, the threshold performance objectives for any such awards are not expected to be attained.

43	2024 Proxy Statement

(3)
The figure represents: (a) 51,614 outstanding shares owned by Mr. Bilunas; and (b) options to purchase 69,166 shares, which Mr. Bilunas could exercise within 60 days of April 1, 2024. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of April 1, 2024. As of April 1, 2024, the threshold performance objectives for any such awards are not expected to be attained.

(4)
The figure represents outstanding shares owned by Mr. Harmon. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of April 1, 2024. As of April 1, 2024, the threshold performance objectives for any such awards are not expected to be attained.

(5)
The figure represents: (a) 21,260 outstanding shares owned by Mr. Hartman; (b) 268 outstanding shares held in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Mr. Hartman; (c) 10,900 shares held by Mr. Hartman in a revocable trust; and (d) options to purchase 6,573 shares, which Mr. Hartman could exercise within 60 days of April 1, 2024. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of April 1, 2024. As of April 1, 2024, the threshold performance objectives for any such awards are not expected to be attained.

(6)
The figure represents: (a) 46,270 outstanding shares owned by Ms. Scarlett; and (b) options to purchase 136,335 shares, which Ms. Scarlett could exercise within 60 days of April 1, 2024. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of April 1, 2024. As of April 1, 2024, the threshold performance objectives for any such awards are not expected to be attained.

(7)
The figure represents: (a) 10,000 outstanding shares owned by Ms. Caputo and (b) 44,688 restricted stock units, which would be converted to shares if Ms. Caputo left the Board within 60 days of April 1, 2024.

(8)
The figure represents: (a) 20,000 outstanding shares owned by Mr. Doyle and (b) 42,386 restricted stock units, which would be converted to shares if Mr. Doyle left the Board within 60 days of April 1, 2024.

(9)	The figure represents restricted stock units that would be converted to shares if the director left the Board within 60 days of April 1, 2024.
(10)
The figure represents: (a) the outstanding and attainable shares, restricted stock units and options described in the preceding footnotes (2) through (9); (b) 47,860 outstanding shares owned by other executive officers; (c) 3,686 outstanding shares held in the name of the Trustee in connection with the Retirement Saving Plan; and (d) options to purchase 57,174 shares, which the other executive officers could exercise within 60 days of April 1, 2024. The figure does not include shares underlying performance share awards of the other executive officers that are subject to vesting and settlement within 60 days of April 1, 2024. As of April 1, 2024, the threshold performance objectives for any such awards are not expected to be attained.

(11)
Mr. Schulze is our Founder and Chairman Emeritus. He is not a member of our Board and is not considered an executive officer but is listed here due to his status as a beneficial owner of more than 5% of our common stock. According to information provided to the Company by Mr. Schulze, the figure represents: (a) 18,615,655 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Schulze, of which up to $200 million in aggregate value of shares have been pledged by the trust as collateral to secure a line of credit; (b) 1,153,938 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Richard M Schulze Qualified Terminable Interest Property Marital Trust II; (c) 702,903 outstanding shares held by a limited partnership of which Mr. Schulze is the sole general partner (Mr. Schulze has disclaimed beneficial ownership of these shares except to the extent of his pecuniary interest therein); (d) 31,672 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze is the sole general partner; (e) 172,831 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Richard M Schulze Qualified Terminable Interest Property Marital Trust I (Mr. Schulze has disclaimed beneficial ownership of these shares); (f) 2,061 outstanding shares held in Mr. Schulze’s individual retirement account; (g) 283,298 outstanding shares owned by The Richard M. Schulze Family Foundation, of which Mr. Schulze is the sole director and (h) 70,637 outstanding shares registered in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Mr. Schulze.

(12)
Share numbers are as reported on the owner’s most recent Schedule 13G/A filed with the SEC on January 24, 2024, to report ownership as of December 31, 2023. BlackRock, Inc. has sole voting power over 20,656,807 shares and sole dispositive power over 23,328,119 shares.

(13)
Share numbers are as reported on the owner’s most recent Schedule 13G/A filed with the SEC on February 13, 2024, to report ownership as of December 29, 2023. The Vanguard Group has shared voting power over 244,645 shares, sole dispositive power over 22,231,911 shares and shared dispositive power over 855,470 shares.

(14)
Share numbers are as reported on the owner’s most recent Schedule 13G filed with the SEC on January 8, 2024, to report ownership as of December 29, 2023. JPMorgan Chase & Co. has sole voting power over 11,799,055 shares, shared voting power over 66,826 shares, sole dispositive power over 12,590,348 shares and shared dispositive power over 15,010 shares.

(15)
Share numbers are as reported on the owner’s most recent Schedule 13G filed with the SEC on January 29, 2024, to report ownership as of December 31, 2023. State Street Corporation has shared voting power over 6,898,198 shares and shared dispositive power over 10,520,518 shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and shareholders who beneficially own more than 10% of our common stock file initial reports of ownership with the SEC. They must also file reports of changes in ownership with the SEC. Based solely on our review of electronic filings with the SEC of such reports, management and the Board believe our directors, and executive officers who served during any part of fiscal 2024 and shareholders who beneficially own more than 10% of our common stock complied with the Section 16(a) filing requirements during the fiscal year ended February 3, 2024, except that Richard Schulze had one gift transaction that was reported on a delayed basis (see Mr. Schulze’s Form 4 dated May 4, 2023, for additional detail). Additionally, Todd Hartman had two gift transactions and three gift transfers of shares to his revocable trust that were reported on a delayed basis (see Mr. Hartman’s Form 4/A dated December 22, 2023, for additional detail).

2024 Proxy Statement	44

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our written Related Party Transactions Policy prohibits “related party transactions” unless approved by the Audit Committee and the Board. For purposes of our policy, a “related party transaction” is a transaction or series of transactions in which (a) the Company or a subsidiary is a participant, (b) the aggregate amount involved exceeds $120,000 and (c) any director, executive officer or shareholder beneficially owning more than 5% of our common stock, or any of their respective immediate family members has a direct or indirect material interest.
A related party transaction will generally not be approved unless it provides us with a demonstrable incremental benefit and the terms are competitive with those available from unaffiliated third parties. Only Board members who do not have an interest in the transaction are permitted to vote on a related party transaction. In addition, ongoing related party transactions are reviewed by the Audit Committee and the Board to ensure that such transactions continue to provide the necessary incremental benefit to us and have competitive terms. Each of the transactions discussed below were approved (or re-approved if ongoing) by the Audit Committee and the Board in March 2024, unless otherwise noted, in accordance with our Related Party Transactions Policy. We do not have any credit arrangements between our officers, directors, controlling persons and other insiders.
Richard M. Schulze
As of the date of this filing, Mr. Schulze owned approximately 9.7% of our common stock. On March 25, 2013, we entered into a letter agreement with Mr. Schulze pursuant to which, among other things, Mr. Schulze was given the lifetime honorary title of “Founder and Chairman Emeritus” of the Company, although he is not an executive and is no longer a member of our Board. Under this letter agreement, we agreed to compensate Mr. Schulze with an annual base salary of $150,000 through fiscal 2018 for his services as Chairman Emeritus, and to provide lifetime medical benefits for him, his spouse and his eligible dependents in accordance with our plans, practices, programs and policies in effect generally for our executives and their dependents. We also agreed to provide office space and administrative support, and to reimburse Mr. Schulze for his costs and out-of-pocket expenses incurred in the performance of his duties as Chairman Emeritus. The letter agreement’s term has been successively renewed since that time, including in fiscal 2024.
Jason Bonfig
Jason Bonfig is our Senior Execuitve Vice President Customer Offerings and Fulfillment. Mr. Bonfig’s fiancée is employed with us as a Senior Vice President of Omnichannel Operations at our corporate headquarters in Richfield, Minnesota. Her total cash compensation in fiscal 2024 was approximately $392,576. She also received an annual long-term incentive award of 3,360 time-based restricted shares, which vest in one-third increments on each anniversary of the grant for three years, and 1,007 performance shares, which vest after three years based on achievement of performance. Her award is consistent with awards for other employees at her level. She is eligible to receive employee benefits generally available to all employees. Her employment with us began in 1997. She is compensated at a level comparable to the compensation paid to unrelated employees in similar positions at Best Buy.
J.P. Morgan Chase & Co.
As of the date of this filing, J.P. Morgan Chase & Co. owned approximately 5.8% of our common stock. J.P. Morgan is one of Best Buy’s established banking partners and a joint lead arranger of the Company’s $1.25 billion credit facility. Best Buy utilizes various financial services from J.P. Morgan, and all transactions and arrangements are negotiated on an arm’s-length basis, contain customary terms and conditions, and are unrelated to the ownership of our common stock by J.P. Morgan or its related funds and entities. J.P. Morgan’s banking relationship with Best Buy was established prior to its beneficially owning over 5% of outstanding shares of the Company’s common stock.

45	2024 Proxy Statement

AUDIT COMMITTEE REPORT
The key responsibility of the Audit Committee is to assist the Board in overseeing the integrity of the Company’s financial statements and financial reporting processes. The Audit Committee’s charter, which was approved by our Board, is posted on our website at www.investors.bestbuy.com. The Audit Committee included six members from the beginning of fiscal 2024 until the date of the Company’s Regular Annual Meeting of Shareholders, when Thomas L. Millner retired from the Board. For the remainder of fiscal 2024, the Audit Committee included five members. All Audit Committee members meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. The Board has determined that Mr. Marte, Ms. McLoughlin and Ms. Whittington are “audit committee financial experts” for purposes of SEC rules based on their relevant experience. No member of the Audit Committee serves on the audit committee of more than three public companies.
Committee Meetings
The Audit Committee met nine times during fiscal 2024. The Audit Committee schedules its meetings to ensure it has sufficient time to devote appropriate attention to all of its tasks. The Audit Committee meetings include regular executive sessions with our independent registered public accounting firm, Deloitte & Touche LLP (“D&T”), our internal auditors and management. The Audit Committee also discusses with our internal auditors and D&T the overall scope and plans for their respective audits.
Fiscal 2024 Audited Financial Statements
The Audit Committee, on behalf of the Board, reviewed and discussed with both management and D&T our annual audited consolidated financial statements for the fiscal year ended February 3, 2024, and our quarterly operating results for each quarter in such fiscal year, along with the related significant accounting and disclosure issues. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) (U.S.) and the SEC.
The Audit Committee reviewed and discussed with D&T its independence from us and our management. As part of that review, the Audit Committee received from D&T the written disclosures and the letter required by applicable rules of the PCAOB (U.S.) regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. In addition, the Audit Committee reviewed all services provided by and the amount of fees paid to D&T in fiscal 2024. In reliance on the reviews and discussions with management and D&T, the Audit Committee believes that the services provided by D&T were compatible with, and did not impair, its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our annual audited consolidated financial statements be included in our Annual Report on Form 10-K for the period ended February 3, 2024, for filing with the SEC.
AUDIT COMMITTEE
Mario J. Marte (Chair)
Karen A. McLoughlin
Claudia F. Munce
Steven E. Rendle
Melinda D. Whittington

2024 Proxy Statement	46

ITEM OF BUSINESS NO. 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE “AUDIT COMMITTEE REPORT”
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. As part of this oversight, the Audit Committee considers the firm’s independence, qualifications, performance, and whether the independent registered public accounting firm should be rotated, as well as the impact of such a rotation. Deloitte & Touche LLP (“D&T”) has been retained as our independent registered public accounting firm since 2005. In compliance with Sarbanes-Oxley requirements, the Lead Audit Partner from D&T rotates off our account every five years, with oversight in selection by the Audit Committee. The last Lead Audit Partner rotation occurred in March 2021. The Audit Committee has appointed D&T as our independent registered public accounting firm for the fiscal year ending February 1, 2025. We will ask shareholders to ratify the appointment of D&T as our independent registered public accounting firm at the Meeting. Representatives of D&T are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Principal Accountant Services and Fees
The Audit Committee is responsible for the audit fee negotiations associated with the retention of our independent registered public accounting firm. For the fiscal years ended February 3, 2024, and January 28, 2023, D&T served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for services rendered by D&T during fiscal 2024 and fiscal 2023, respectively. The fees listed below were pre-approved by our Audit Committee pursuant to the Audit Committee’s pre-approval policy as described below:
Service Type	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$3,665,000	$3,420,000
Audit-Related Fees(2)	364,000	382,000
Tax Fees(3)	0	45,000
Other Fees(4)	11,000	0
Total Fees	$4,040,000	$3,847,000
(1)
Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal years ended February 3, 2024, and January 28, 2023; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; and consultations on accounting matters.

(2)	Consists primarily of fees for statutory audit filings, as well as the audits of our retirement savings plans and the Best Buy Foundation.
(3)	Consists of fees related to tax consulting services.
(4)	Consists of fees related to non-financial consulting services.
It is our policy that our independent registered public accounting firm be engaged to provide primarily audit and audit-related services. However, pursuant to the policy, in certain circumstances and using stringent standards in its evaluation, the Audit Committee may authorize our independent registered public accounting firm to provide tax services when it determines that D&T is the most efficient and effective tax service provider.
Pre-Approval Policy
Consistent with SEC rules regarding auditor independence, the Audit Committee is responsible for appointing, setting fees for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility and in accordance with the Securities Exchange Act of 1934, as amended, it is the policy of the Audit Committee to pre-approve all permissible services provided by our independent registered public accounting firm, except for minor audit-related engagements which in the aggregate do not exceed 5% of the fees we pay to our independent registered public accounting firm during a fiscal year.
Each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

47	2024 Proxy Statement

Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and discussions surrounding the proper application of financial accounting and/or reporting standards.
Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, statutory audits, employee benefit plan audits and special procedures required to meet certain regulatory requirements.
Tax services include tax consulting services, as well as compliance and other services performed by the independent registered public accounting firm when it is most efficient and effective to use such firm as the tax service provider.
As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.
Board Voting Recommendation
The members of the Audit Committee and the Board believe that the continued retention of D&T to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and our shareholders. The Board recommends that shareholders vote FOR the proposal to ratify the appointment of D&T as our independent registered public accounting firm for the fiscal year ending February 1, 2025.
The affirmative vote of a majority of the voting power of the shares present and entitled to vote at the Meeting is required to ratify D&T as our independent registered accounting firm.
Although ratification is not required pursuant to our By-laws or otherwise, the Board is submitting the selection of D&T to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If the appointment of D&T were not to be ratified by the shareholders, the Audit Committee would not be required to appoint another independent registered public accounting firm but would give consideration to an unfavorable vote. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

2024 Proxy Statement	48

ITEM OF BUSINESS NO. 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are providing our shareholders with an opportunity to cast an advisory vote, a “Say on Pay,” regarding our fiscal 2024 named executive officer (“NEO”) compensation program, as described in the Executive and Director Compensation section of this proxy statement.
Information About the Advisory Vote to Approve Named Executive Officer Compensation
The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company’s NEOs. While the advisory vote to approve the compensation of NEOs is not binding, it provides useful information to our Board and Compensation Committee regarding our shareholders’ views of our executive compensation philosophy, policies and practices. The Compensation Committee values our shareholders’ opinions and will take the results of the vote into consideration when determining the future compensation arrangements for our NEOs. At the Company’s 2023 Regular Meeting of Shareholders, our shareholders voted to hold the non-binding shareholder vote to approve the compensation of our NEOs each year. Accordingly, the Company has held such votes annually. The next such vote will be held at the 2029 Regular Meeting of Shareholders.
As detailed in the Executive and Director Compensation — Compensation Discussion and Analysis section, we believe our fiscal 2024 executive compensation program reflects market appropriate practices and balances risk and reward in relation to our overall business strategy. Our executive compensation program is focused on pay-for-performance and seeks to mitigate risks related to compensation to ensure management and shareholder interests in long-term value creation are aligned.
Accordingly, we ask that our shareholders cast an advisory vote to approve the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the NEOs for the fiscal year ended February 3, 2024, as described in the Executive and Director Compensation — Compensation Discussion and Analysis section and the compensation tables and related material disclosed in the Company’s proxy statement for its 2024 Regular Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Board Voting Recommendation
Our Board recommends an advisory vote FOR approval of the fiscal 2024 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote is required for advisory approval of our NEO compensation.
It is intended that, unless otherwise instructed, the shares represented by proxy will be voted “FOR” the advisory vote on our NEO compensation.

49	2024 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) describes how the Compensation Committee of the Board decided to compensate our fiscal 2024 named executive officers (“NEOs”):
Name	Principal Position
Corie Barry	Chief Executive Officer
Matt Bilunas	Senior Executive Vice President Enterprise Strategy and Chief Financial Officer
Damien Harmon	Senior Executive Vice President Customer, Channel Experiences & Enterprise Services
Todd Hartman	Executive Vice President, General Counsel, Chief Risk Officer and Secretary
Kamy Scarlett	Senior Executive Vice President Corporate Affairs, Human Resources & Best Buy Canada
The Compensation Discussion and Analysis portion of our proxy statement includes the following:
CD&A Section	What’s included?
Executive Summary
Highlights of our executive compensation program, including our shareholder engagement process and Compensation Committee consideration of Say on Pay votes, and a summary of our fiscal 2024 executive compensation decisions

Compensation Philosophy, Objectives & Policies	Overview of the philosophy, objectives & policies utilized by the Compensation Committee in implementing our executive compensation program
Governance	Summary of the key participants in our executive compensation process and the role each plays in the decision-making
Factors in Decision-Making	Overview of factors considered by the Compensation Committee in its decision-making process
Executive Compensation Elements	Description of each element of our NEO pay mix within our executive compensation program, including specific details regarding decisions made within each element

2024 Proxy Statement	50

Executive Summary
Our compensation program for fiscal 2024 was designed to support our purpose of enriching lives through technology at a time when our industry was expected to stabilize but still presented a pressured sales environment. These pressures (inflation, increased spending on services like concerts and vacations, a stagnant housing market, lower consumer electronics product demand and innovation) created challenges throughout the year that contributed to sales results that were not as strong as we had hoped for heading into fiscal 2024. We were, however, pleased to be able to deliver profitability results that were in line with what we targeted heading into fiscal 2024.

*	For GAAP to non-GAAP reconciliations, please refer to the schedule entitled Reconciliations of Non-GAAP Financial Measures.
Coming off a year of results that were not as strong as we hoped for in fiscal 2023 that resulted in a low payout for short-term incentive awards, our fiscal 2024 results were stronger compared to our goals, resulting in a payout of 75.85% of target for our short-term incentive awards. See the Executive Compensation Elements—Short-Term Incentive section for our description of our fiscal 2024 STI plan.
The results of the performance share awards that will be paid out in fiscal 2025, if earned (based on the performance of our stock’s total shareholder return relative to the S&P 500 Index over a three-year performance period, which included fiscal 2024), have not been approved by the Compensation Committee as of the date of this filing. These awards and payouts are explained in further detail within the Executive Compensation Elements section of this proxy statement.
As we look forward to fiscal 2025, the Compensation Committee and management continue to have a long-term focus on avoiding compensation outcomes driven by temporary external factors. Therefore, we remain committed to the Company’s long-term strategy while balancing the need to attract, motivate and retain executive talent through performance-based compensation. In fiscal 2025, we are focused on sharpening our customer experiences and industry positioning at a time when we expect increasing sales stabilization in our industry.
Prior “Say on Pay” Votes
We are pleased that 92.5% of the votes cast on the advisory “Say on Pay” proposal at the 2023 Regular Meeting of Shareholders were voted in favor of our executive compensation program. For the last five consecutive years, our executive compensation programs have received a favorable advisory vote of between 92% and 95%, indicating strong shareholder support for our overall compensation program and the manner in which we align our pay program with our evolving business strategy and the underlying financial goals.
We believe the high level of support we received from shareholders for the last several years is driven by our long-standing history and commitment to aligning pay with performance. In the fall of fiscal 2024, following our 2023 Regular Meeting of Shareholders, we reached out to our top forty shareholders, representing approximately 67% of our outstanding shares, offering to discuss any questions or concerns regarding our executive compensation and governance practices. As a result of these outreach efforts, we engaged in direct conversations with several shareholders to answer questions, provide commentary on the compensation decisions made during the year, and receive feedback to be considered when making future decisions. During these conversations, shareholders also indicated broad directional support for our compensation programs. Further, as discussed in the Corporate Governance at Best Buy — Shareholder Engagement section, we regularly engage with our shareholders throughout the year regarding their various priorities, and we welcome their feedback on our practices and policies.

51	2024 Proxy Statement

Compensation Philosophy, Objectives and Policies
The Company’s compensation philosophy is performance-based and designed to ensure that executive compensation and shareholders’ interests are aligned. To that end, the Compensation Committee works to ensure that base salaries are market competitive in order to attract top talent but weighted similar to those of peers to ensure that the vast majority of direct compensation is variable, via both our short-term and long-term incentive programs that tie payouts to achievement of key performance goals and changes in shareholder value.
We achieve these objectives by using programs that are designed to align executive interests with Company goals and create a common vision of success without fostering incentives for management to take undue risk.
We utilize the following executive compensation policies and practices:
•
Pay-for-performance. The majority of executive pay is not guaranteed but instead tied to performance metrics designed to drive shareholder value. A significant amount of our long-term incentive program is performance-based, and long-term and short-term incentives comprise a majority of our total compensation opportunity.

•
Mitigate undue risk. We mitigate undue risk by, among other things, utilizing caps on incentive award payments and vesting periods on long-term incentive awards, clawback provisions and policies, restrictive covenants and multiple performance metrics. While variable compensation programs inherently encourage risk taking, the Compensation Committee annually reviews our compensation risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company and are both balanced and appropriate in the context of our overall enterprise risk profile.

•
Independent Compensation Committee and compensation consultant. The Compensation Committee is comprised solely of independent directors. The Compensation Committee’s independent compensation consultant is retained directly by the Compensation Committee and performs no other consulting or other services for the Company.

•
Shareholder engagement. We routinely engage with shareholders regarding executive compensation and related issues. We provide shareholder feedback to the Compensation Committee, which considers the feedback when reviewing executive compensation programs and policies.

•
Re-pricing of stock options. Stock options may not, without the approval of our shareholders, be (i) amended to reduce their initial exercise price (except for adjustments in the case of a stock split or similar event); (ii) cancelled and replaced by stock options having a lower exercise price; or (iii) cancelled and replaced with cash or other securities.

•
Stock ownership and trading policies. We have stock ownership guidelines for all of our executive officers and Board members. As of the end of fiscal 2024, each NEO and director was in compliance with the guidelines. We prohibit all employees, including our executive officers and members of the Board, from hedging Company securities. Executive officers and Board members are also prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account.

•
Health, retirement and other benefits. NEOs are eligible to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans. We do not have an executive retirement plan that provides extra retirement benefits to the NEOs, and we have a policy regarding shareholder ratification of executive cash severance benefits. NEOs are provided with annual executive physical exams, supplemental long-term disability insurance and tax planning/preparation services consistent with those provided to other executives.

2024 Proxy Statement	52

Governance
The following table summarizes the roles of each of the key participants in the executive compensation decision-making process for our NEOs.
Key Participant
Compensation Committee
Role in Decision-Making Process
• Establishes our compensation objectives.

• Determines, approves and oversees executive compensation, including the design, competitiveness and effectiveness of our compensation programs.

• The Compensation Committee’s charter is available on our website at www.investors.bestbuy.com.

Compensation Committee’s Independent Compensation Consultant
Role in Decision-Making Process

• Reviews the recommendations of management with the Compensation Committee to ensure that the recommendations are aligned with our objectives and are reasonable when compared to our market for executive and director talent.

• Assists the Compensation Committee in the design of the variable incentive plans, the determination of the overall compensation mix, the selection of performance metrics and the setting of the performance goals and ranges.

• Provides analysis and crafts recommendations for the Compensation Committee in the setting of CEO compensation opportunity.

• Reviews the results of the compensation risk assessment with the Compensation Committee, including key observations and conclusions.

• Provides perspective on market practice and information about emerging trends.

• The Compensation Committee has sole discretion and adequate funding to engage consultants in connection with compensation-related matters. Frederic W. Cook & Co., Inc. (“FW Cook”) has served as the Compensation Committee’s independent compensation consultant since 2012.

CEO
Role in Decision-Making Process

• Creates and presents recommendations to the Compensation Committee for our other executive officers and provides her own perspective. Does not participate in, or otherwise influence, recommendations regarding her own compensation.

Human Resources (“HR”) and Finance
Role in Decision-Making Process

• HR provides the Compensation Committee with market analytics in support of the CEO’s recommendations for our executive officers. As necessary, HR engages outside consultants to assist with its analytics and recommendations. Finance provides the Compensation Committee with financial analytics in support of short-term and long-term program design, target setting and evaluation of results.

53	2024 Proxy Statement

Compensation Consultant Independence
The Compensation Committee reviewed the independence of FW Cook under NYSE and SEC rules. Based on its review and information provided by FW Cook regarding the provision of its services, fees, policies and procedures, presence (if any) of any conflicts of interest, ownership of Best Buy stock and other relevant factors, the Compensation Committee concluded that the work of FW Cook has not raised any conflicts of interest and deemed them to be an independent advisor to the Compensation Committee.
Factors in Decision-Making
Market Competitive Data. For fiscal 2024, each element of compensation and the level of total direct compensation for our NEOs were considered against market benchmarks and views of individual performance. Our Compensation Committee reviewed publicly available compensation data and private surveys for our peer group of companies, Fortune 100 companies and general and retail industry survey data. We used available information and monitored actions taken by our peer group to evaluate market trends and to assess the long-term incentive program and overall competitiveness of our executive compensation levels. We did not, however, seek to establish any specific element of compensation or total direct compensation that falls within a prescribed range relative to our peer group of companies or the Fortune 100 companies.
Compensation Peer Group for Fiscal 2024. We review our peer group annually. The Compensation Committee strives to ensure that our peer group is an accurate reflection of our business model from both a scale and operational perspective, and that it represents the labor market for executive talent. For fiscal 2024, the peer group was approved after consideration of the following criteria:
•	Business model: combination of omni-channel retailers, health care services providers, and technology services/solutions providers;
•	Size and scope: revenue and market cap similar to ours;
•	Current peers: preference, but not obligation, toward consistency in an effort to maintain reliability from year to year in the results of our compensation analysis; and
•	Labor market considerations: companies that are included in the peer group of our peers.
The Compensation Committee considered the Company’s position relative to the peer group on the basis of earnings, revenue and market cap and made no changes to our peer group for fiscal 2024. Our peer group consisted of the following companies for fiscal 2024:
Amazon.com, Inc. (AMZN)	The Home Depot, Inc. (HD)	Nordstrom, Inc. (JWN)
CarMax, Inc. (KMX)	Kohl’s Corporation (KSS)	Target Corporation (TGT)
CDW Corporation (CDW)	Lowe’s Companies Inc. (LOW)	Wal-Mart, Inc. (WMT)
CVS Health Corporation (CVS)	Macy’s, Inc. (M)	Walgreens Boots Alliance, Inc. (WBA)
eBay Inc. (EBAY)	Nike, Inc. (NKE)

2024 Proxy Statement	54

Executive Compensation Elements
Overview. Our NEOs’ compensation in fiscal 2024 included the following elements (for additional details on specific awards, see the discussion below and the Compensation of Executive Officers — Summary Compensation Table section):
Compensation Component	Key Characteristics	Link to Shareholder Value	How We Determine Amount
Base Salary	Cash; reviewed annually and adjusted if appropriate.	Provide competitive, fixed compensation to attract and retain executive talent who drive superior performance.	Consider individual contributions to business outcomes, scope and responsibilities, role changes and/or market data.
Short-Term Incentive (“STI”)	Cash. Variable compensation component. Performance-based award opportunity.	Incentive targets are tied to the achievement of key measures tied to our long-term strategy.
Metrics are selected based on key components of the Company’s strategic plan. Fiscal 2024 metrics were:
• Enterprise Operating Income – 45%
• Enterprise Revenue – 35%
• Corporate Responsibility &  Sustainability (CR&S) – 20%

Long-Term Incentive (“LTI”)	Performance share awards and restricted shares subject to time-based vesting requirements.	Create a strong financial incentive for increasing shareholder value, encourage ownership stake, and promote retention.
Grant award levels are based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations and market data. (Actual payout of performance share awards is based on performance over the three-year performance period.)

Health, Retirement and Other Benefits
Eligibility to participate in benefit plans generally available to our full-time salaried employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans.
		Plans are part of our broad-based employee benefits programs designed to promote health, well-being and financial security for all employees.	The NEOs are eligible to participate in the same employee benefits offered to all U.S.-based officers.
Executive Benefits
Annual executive physical exam, supplemental long-term disability insurance, and tax planning/preparation services. Limited personal jet use is permitted for the CEO, and with the CEO’s authorization, other Company employees, including each of our NEOs, in accordance with our Private Jet Use Policy.
		Provide competitive benefits to promote the health, well-being and financial security of our executive officers.	All NEOs are eligible to participate in these benefits, except that use of private jet services by NEOs, other than the CEO, is subject to the CEO’s authorization in accordance with our policy.

55	2024 Proxy Statement

Fiscal 2024 Pay Mix. The Compensation Committee emphasizes variable performance-based pay when setting the target pay mix for our executive officers but does not establish a set pay mix for them. The target pay mix for fiscal 2024 for our CEO and other NEOs, on average, is shown below. Actual salary levels, STI target percentage (discussed in further detail in the Short-Term Incentive section) and LTI awards (discussed in further detail in the Long-Term Incentive section) vary based on the market analysis described above. Approximately 91% of the CEO’s target pay and, on average, approximately 79% of the other NEOs’ target pay is variable based on operating performance, changes in our stock price and/or total shareholder return relative to the S&P 500 companies.

Each element in the pay mix is discussed below and shown in the Summary Compensation Table as found in the Compensation of Executive Officers section of this proxy statement.
Base Salary
In March 2023, the Compensation Committee reviewed the total compensation for each NEO. The Compensation Committee approved base salary increases for Ms. Scarlett and Messrs. Bilunas and Harmon based on role, responsibilities and relevant market data.
Name	Fiscal 2024 Beginning-of-Year Annual Base Salary	Fiscal 2024 End-of-Year Annual Base Salary	Percent Change
Ms. Barry	$1,300,000	$1,300,000	0%
Mr. Bilunas	865,000	900,000	4.0%
Mr. Harmon	700,000	750,000	7.1%
Mr. Hartman	785,000	785,000	0%
Ms. Scarlett	900,000	925,000	2.8%

2024 Proxy Statement	56

Short-Term Incentive
Our executive compensation programs are designed to ensure that a significant percentage of total compensation is linked to Company performance. The Compensation Committee reviewed the target payout percentages for our NEOs under the fiscal 2024 STI plan as part of its review of the NEOs’ total fiscal 2024 target compensation in March 2023. The Compensation Committee generally applies a tiered approach in determining the potential target payout ranging from 100% to 200% of annual earnings. The specific target payout percentage for each NEO is determined based on external market data (including survey and proxy data from the Fortune 100 and our peer group) for equivalent roles with emphasis placed on job value and internal pay equity among the NEOs. The target payout percentages for each NEO remained the same as in fiscal 2023.
Name	Fiscal 2023 Target Payout Percentage	Fiscal 2024 Target Payout Percentage
Ms. Barry	200%	200%
Mr. Bilunas	150%	150%
Mr. Harmon	100%	100%
Mr. Hartman	125%	125%
Ms. Scarlett	150%	150%
Fiscal 2024 STI Performance Criteria. Metrics were selected based on key components of the Company’s strategic plan. The following performance metrics determined the payouts for the fiscal 2024 STI plan:
STI Metric	Metric Weighting	Definition
Compensable Enterprise Operating Income	45%	Enterprise non-GAAP operating income, adjusted for differences from targeted foreign exchange rates.
Compensable Enterprise Revenue	35%
Enterprise revenue, which includes all revenue streams, including stores that recently opened or closed as well as mergers and acquisitions, adjusted for differences from targeted foreign exchange rates.

Corporate Responsibility & Sustainability (CR&S)	20%	Progress towards three of the Company’s CR&S goals: Culture of Belonging, Social Impact and Sustainability
For fiscal 2024, the Committee elected to once again approve a plan design concentrated on financial performance metrics while maintaining a small portion that was scored based on a qualitative evaluation of measurable results. In March 2023, the Compensation Committee approved the performance goals for each of the financial metrics. The minimum, target and maximum goals for each metric were evaluated to ensure they would incentivize the desired level of performance for each priority. The goals are set each year considering anticipated year-over-year industry trends, product cycles and other market factors. At the time the performance goals were set for Compensable Enterprise Operating Income and Compensable Enterprise Revenue, the Company had completed a challenging fiscal 2023 and anticipated continuing to face a challenging environment in the year ahead. As such, we set our fiscal 2024 target performance goals for Compensable Enterprise Operating Income and Compensable Enterprise Revenue below fiscal 2023 results, which was consistent with the guidance provided to shareholders at the start of fiscal 2024.
The CR&S metrics continued as the qualitative portion of the plan and focused on three specific areas: Culture of Belonging, Social Impact and Sustainability, each of which are core to our culture and overall business strategy.
The Committee charged management with updating the Committee on actions taken and results throughout fiscal 2024 relative to progress towards the goals in each of the stated areas. At the end of fiscal 2024, management presented its summary of actions taken throughout the year and a recommendation for the CR&S Score. The Board was proud of the Company’s ability to continue to make progress towards these goals. In discussing the CR&S Score, the Committee focused on the following areas:

57	2024 Proxy Statement

•
Culture of Belonging. Best Buy endeavors to foster an environment where employees feel welcomed and can build strong relationships through demonstrating our inclusive behaviors: vulnerability, empathy, courage and grace. The Company regularly reviews and monitors employee engagement survey results and employee turnover data to ensure there is meaningful progress made in this area.

•
Social Impact. Best Buy serves as a fiscal sponsor of the Best Buy Foundation™, whose signature Best Buy Teen Tech Center® program consists of a network of youth-centered community hubs where teens can engage with the latest technology, learn career skills and interact with safe and supportive mentors. As of February 3, 2024, the Best Buy Foundation supported a network of 59 Best Buy Teen Tech Center® locations across the U.S. and Canada, working toward a goal of supporting 100 locations.

•
Sustainability. We are committed to propelling the circular economy forward, a system that aims to reduce waste and preserve resources. In our ongoing efforts to reduce carbon emissions, we support energy efficiency programs, including investing in energy efficiency improvements, deploying small-scale onsite and utility-scale renewable energy systems and neutralizing residual emissions.

Our focus on sustainable products is centered on helping our customers reduce their impact on the environment through the products we sell. We do this by providing a variety of energy-efficient product options to our customers.
Through our repair, trade-in programs and recycling collection programs, we keep products and materials in use for longer durations. To support circular economy principles and to better support our customers, Best Buy operates a comprehensive electronics and appliances takeback program.
The following chart shows actual fiscal 2024 performance compared to the minimum, target and maximum goals for Compensable Enterprise Operating Income and Compensable Enterprise Revenue. For each metric, minimum performance against the goal results in no payout, target performance results in a 1.00x payout, and maximum performance results in a 2.00x payout. In fiscal 2024 the Company met the minimum performance threshold for Compensable Enterprise Operating Income and Compensable Enterprise Revenue, and after review of the Company’s CR&S progress the Committee approved an above-target score on that metric.
Metric ($ in millions)	Minimum	Target	Maximum	Actual Result	Metric Score
Compensable Enterprise Operating Income(1) (45%)	$1,549	$1,936	$2,324	$1,789	0.62
Compensable Enterprise Revenue(2) (35%)	$42,448	$45,158	$47,867	$43,490	0.57
CR&S(3) (20%)	N/A	N/A	N/A		1.40

		Fiscal 2024 Blended Score:			0.7585
(1)
Compensable Enterprise Operating Income was determined based on the non-GAAP operating income from continuing operations of $1,788 million in our Annual Report on Form 10-K for fiscal 2024, adjusted for differences from targeted foreign exchange rates. For further information related to the calculation of non-GAAP operating income from continuing operations, please refer to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations---Non-GAAP Financial Measures in our Annual Report on Form 10-K for fiscal 2024.

(2)
Compensable Enterprise Revenue was determined based on revenue from continuing operations of $43,452 million in our Annual Report on Form 10-K for fiscal 2024, adjusted for differences from targeted foreign exchange rates.

(3)	The CR&S score was determined based on the Committee’s review of the Company’s progress towards its CR&S goals discussed above the table.
The following chart shows fiscal 2024 STI opportunities and payments as a dollar value and percent of annual base salary:
Name	Fiscal 2024 Annual Base Salary(1)	Target Payout Percentage	Target Payout Value, Based on Annual Earnings	Fiscal 2024 STI Score	Fiscal 2024 STI Payment
Ms. Barry	$1,300,000	200%	$2,600,000	0.7585	$1,972,101
Mr. Bilunas	894,167	150%	1,341,250	0.7585	1,017,339
Mr. Harmon	741,667	100%	741,667	0.7585	562,555
Mr. Hartman	785,000	125%	981,250	0.7585	744,279
Ms. Scarlett	920,833	150%	1,381,249	0.7585	1,047,679

2024 Proxy Statement	58

(1)
Annual base salary is based on the NEO’s annual base salary rate on the 15th fiscal day of each month for twelve months of the fiscal year. This number may differ slightly from actual earnings listed in the Summary Compensation Table.

Long-Term Incentive
Awards of equity-based LTI compensation to our executive officers enhance the alignment of interests of our NEOs and shareholders. All LTI awards for our NEOs and directors must be approved by the Compensation Committee. In March 2023, the Compensation Committee approved LTI awards to our NEOs pursuant to our fiscal 2024 LTI program under our 2020 Omnibus Incentive Plan.
Form of Fiscal 2024 LTI Award. The fiscal 2024 LTI program featured a mix of performance share awards and time-based restricted shares. This results in a balanced portfolio of compensation rewards for NEOs with performance share awards based on relative total shareholder return (to reward relative performance) and time-based restricted shares (to promote retention). In fiscal 2024, all NEOs received 50% of their annual LTI award in performance shares and 50% in time-based restricted shares.
The NEOs receive an LTI grant once per year at a regularly scheduled Compensation Committee meeting that typically occurs in the first quarter of our fiscal year. In addition, our NEOs can receive supplemental equity awards when warranted to bring their annual compensation in line with market pay or to reflect an increase in responsibilities (no such awards were granted in fiscal 2024). In fiscal 2024, the closing price of our common stock on the grant date and an accounting valuation for each type of award was used to convert the award dollar value to a number of units.
Restricted stock and performance share awards include dividend equivalents, which begin to accrue for each declared dividend following the grant but are not converted into dividends until the restricted shares underlying the grants are earned, vested or payable.
Time-Based Restricted Share Awards. The time-based restricted shares vest in equal installments of one-third on the three successive anniversaries of the grant date, provided the NEOs have been continually employed with us through those dates.
Performance Share Awards. The performance share awards are earned based on total shareholder return (“TSR”) relative to the S&P 500 Index over a three-year performance period. TSR was selected as the metric based on its direct link to shareholder value creation. The S&P 500 is used as a proxy for the broad variety of other investment opportunities available to investors. The relative TSR performance goals are as follows:
	Relative TSR Percentile Ranking	No. of Shares Earned (as% of Target)
Less than Threshold	Less than 30th Percentile	—%
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Maximum	70th Percentile and above	150%
The number of performance shares earned are interpolated on a linear basis for performance between Threshold and Target and between Target and Maximum.
Determination of Fiscal 2024 LTI Target Award Values. In March 2023, the Compensation Committee approved the executive team’s fiscal 2024 compensation, which included increased target award values for Mr. Bilunas and Ms. Scarlett to reflect market adjustments. LTI award amounts are determined based upon analysis of external market data with overall compensation mix and external market data for equivalent roles being key factors in the determination of the award made to each NEO. The fiscal 2024 LTI awards for each NEO are set forth below.
Name	Fiscal 2023 Target Grant Date Value	Fiscal 2024 Target Grant Date Value
Ms. Barry	$11,000,000	$11,000,000
Mr. Bilunas	2,500,000	3,000,000
Mr. Harmon	1,500,000	1,500,000
Mr. Hartman	1,500,000	1,500,000
Ms. Scarlett	1,850,000	2,500,000

59	2024 Proxy Statement

Name	No. of Time- Based Restricted Shares	Target No. of Shares under Performance Share Award	Annual Grant: Target Grant Date Value(1)
Ms. Barry	70,396	63,649	$11,000,000
Mr. Bilunas	19,199	17,359	3,000,000
Mr. Harmon	9,600	8,680	1,500,000
Mr. Hartman	9,600	8,680	1,500,000
Ms. Scarlett	15,999	14,466	2,500,000
(1)
The amounts reflect the annual LTI target grant date dollar values approved by the Compensation Committee. This dollar value is converted into a number of restricted shares or performance share awards using an estimate or approximation of the price of a share of our common stock as of the grant date (unless otherwise noted in this table), and a Monte Carlo simulation for shares under performance share awards that have a market condition for vesting. These values differ from those portrayed in the Summary Compensation Table and Grants of Plan-Based Awards Table because there the grant date fair value of each award is measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC Topic 718”), and here, the shares are based on an estimate of the grant date fair value determined under ASC Topic 718 as close to the grant date as possible.

Performance Share Payouts. For performance share awards that were paid out in fiscal 2024, the Compensation Committee had adopted a performance share plan with a design based on two metrics and a 36-month performance period of February 2, 2020, to January 28, 2023. The first performance metric was based on the Company’s TSR relative to the S&P 500 Index during the performance period as determined by the appreciation of the average closing price of a given company’s stock measured during the first fiscal quarter of the performance period and during the first fiscal quarter following the completion of the performance period (the “FY21 TSR Awards”). The second performance metric was based on the compound annual growth rate of enterprise revenue during the performance period (the “FY21 Revenue Awards”). All performance share awards were eligible for payout (0 to 150%) after the conclusion of the performance period if the respective performance criteria were met. Because the Company’s TSR during the performance period was at the 27th percentile of all companies in the S&P 500, the Compensation Committee approved a payout for the FY21 TSR Awards of 0% in fiscal 2024. Additionally, because the Company’s enterprise revenue compound growth rate over the performance period of 2.2% exceeded the minimum performance threshold of 2.0%, the Compensation Committee approved a payout for the FY21 Revenue Awards of 74.2% in fiscal 2024. All performance share award payouts to our NEOs during fiscal 2024 are reflected in the Compensation of Executive Officers — Option Exercises and Stock Vested section.
Other Compensation
Health, Retirement and Other Benefits. NEOs are eligible to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans. We do not have an executive retirement plan that provides extra retirement benefits to the NEOs. NEOs are provided with a deferred compensation plan, annual executive physical exams (this benefit also applies to spouses and partners), supplemental long-term disability insurance and tax planning/preparation services consistent with those provided to other executives. A summary of these benefits is provided in the following table:
Benefit	Named Executive Officers	All Full-Time U.S.-Based Employees
Accidental Death & Dismemberment	•	•
Deferred Compensation Plan	•
Employee Discount	•	•
Employee Stock Purchase Plan	•	•
Health Insurance	•	•
— Executive Physical Exam	•
Life Insurance	•	•
Long-Term Disability	•	•
— Executive Long-Term Disability	•
Retirement Savings Plan	•	•
Severance Plan	•	•
Short-Term Disability	•	•
Tax Planning and Preparation	•

2024 Proxy Statement	60

We provide the executive benefits noted above to compete for executive talent and to promote the health, well-being and financial security of our NEOs. A description of executive benefits, and the costs associated with providing them for the NEOs, are reflected in the “All Other Compensation” column of the Summary Compensation Table as found in the Compensation of Executive Officers section of this proxy statement.
Private Jet Use Policy. We lease an interest in aircraft enrolled in a fractional share program managed by a third-party provider. Use of this aircraft is governed by our Private Jet Use Policy. Under the policy, only the CEO is allowed to request private jet services for business or personal travel; however, the CEO may authorize the use of private jet services by any Company employee, including each of our NEOs. When the leased private jet is used for personal travel, the policy requires that all charges associated with the trip invoiced by the third-party provider must be paid by the employee within a reasonable time of the travel, not to exceed ninety days.
Severance Plan. We have a severance plan that complies with the applicable provisions of the Employee Retirement Income Security Act (“ERISA”). The purpose of the severance plan is to provide financial assistance to employees while they seek other employment, in exchange for a release of any claims. Although there are differences in benefits depending on the employee’s job level, the basic elements of the plan are comparable for all eligible employees. The plan generally covers all full-time and part-time U.S. employees of Best Buy Co., Inc. and Best Buy Stores, L.P. and their respective direct and indirect U.S.-domiciled subsidiaries, including the NEOs, except for those subject to a separate severance agreement or specifically excluded.
The plan covers involuntary terminations due to job elimination, reduction in force, business restructuring and other circumstances as we determine. Eligible terminated employees receive a severance payment based on their role and time with the Company, with basic employee benefits such as medical, dental and life insurance continued for an equivalent period. Except as modified or replaced by individual employment agreements, Ms. Scarlett and Messrs. Bilunas, Harmon and Hartman are eligible for the following severance benefits under the plan: one month of Company-paid COBRA continuation coverage and group life insurance premiums and a lump sum cash payment equal to two years of salary, a payment of $25,000 in lieu of outplacement and other tax and financial planning assistance, a payment of 150% of the cost of 23 months of medical, dental and vision coverage (based on coverage elections in place at the time of termination) and a payment of 150% of the cost of 17 months of life insurance coverage. See Compensation of Executive Officers - Potential Payments Upon Termination or Change-of-Control for more information regarding potential payments following an involuntary termination and for the severance provisions of Ms. Barry’s employment agreement, which supersedes the provisions of the severance plan.
In March 2024, we also adopted a Policy Regarding Shareholder Ratification of Executive Officer Cash Severance Agreements, which provides that the Company will not enter into any new employment agreement or severance agreement with an executive officer that provides for cash severance benefits exceeding 2.99 times the sum of the executive’s base salary plus short-term incentive target without seeking shareholder ratification of such agreement.
Executive Stock Ownership Guidelines. The Compensation Committee has established stock ownership guidelines to promote the alignment of officer and shareholder interests and to encourage behaviors that have a positive influence on stock price appreciation and total shareholder return. Under the guidelines, we expect our NEOs to acquire ownership of a number of shares that have a value equal to a multiple of their annual salary based on their positions. Ms. Barry’s ownership target is six times her annual salary, and for other NEOs, the ownership target is three times their annual salary. The stock ownership expectation generally remains effective for as long as the officer holds the position.
In addition to shares personally owned by each officer, the following forms of stock ownership count toward the ownership target:
•	Equivalent shares owned in the Best Buy Stock Fund within our Retirement Savings Plan; and
•	100% of non-vested shares (net of taxes) subject to time-based conditions granted under our LTI program.
Unvested and unearned performance awards as well as the value of unexercised stock options are excluded from the definition of owned shares when determining ownership levels.
We require that until the ownership target is met, NEOs retain at least 50% of their overall holdings. The ownership target does not need to be met within a certain time frame, and our NEOs are considered in compliance with the guidelines as long as progress towards the ownership target is being made consistent with the expectations noted above.

61	2024 Proxy Statement

In fiscal 2024, all NEOs were in compliance with the ownership guidelines, and four of the five executives had met the target ownership level. The ownership targets and ownership levels as of the end of fiscal 2024 for our continuing NEOs are shown below.
Name	Ownership Target as of Fiscal 2024 Year-End (in shares)	Ownership as of Fiscal 2024 Year-End Using Guidelines (in shares)
Ms. Barry	103,052	334,351
Mr. Bilunas	35,672	64,850
Mr. Harmon	29,727	34,445
Mr. Hartman	31,114	13,535
Ms. Scarlett	36,663	56,254
Clawback and Restrictive Covenant Provisions. All STI and LTI awards granted to our NEOs are subject to our Clawback Policy. The triggers for potential recoupment of such awards under this policy include breach of the restrictive covenants in our long-term incentive award agreements, breach of our Code of Business Ethics, and issuance of a financial restatement as a result of fraud or misconduct. We also include confidentiality, non-compete, non-solicitation, intellectual property and, in select situations, non-disparagement provisions in our long-term incentive award agreements. In September 2023, we also adopted an additional standalone clawback policy that is compliant with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act, and NYSE Rule 303A.14. This separate policy provides that, upon the occurrence of an accounting restatement of the Company’s financial statements to correct an error, the Compensation Committee must recoup incentive-based compensation that was erroneously granted, earned, or vested to our current and former “officers” (as defined under Rule 16a-1 of the Exchange Act) based wholly or in part upon the attainment of any financial reporting measure, subject to limited exceptions.
Prohibition on Hedging and Pledging Company Securities. We prohibit all employees, including NEOs, and members of the Board from hedging Company securities, including by way of forward contracts, equity swaps, collars, exchange funds or otherwise. In addition, our executive officers and Board members are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

2024 Proxy Statement	62

Compensation and Human Resources Committee Report on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended February 3, 2024, and included in this proxy statement.
COMPENSATION AND HUMAN RESOURCES COMMITTEE
David W. Kenny (Chair)
Lisa M. Caputo
David C. Kimbell
Richelle P. Parham
Sima D. Sistani
Eugene A. Woods
Compensation and Human Resources Committee Interlocks and Insider Participation
The Compensation Committee is comprised entirely of independent directors. At no time during fiscal 2024 was any member of the Compensation Committee a current or former officer or employee of the Company or any of its subsidiaries. During fiscal 2024, no member of the Compensation Committee had a relationship that must be described pursuant to SEC disclosure rules on related party transactions. In fiscal 2024, none of our executive officers served on the board of directors or compensation committee of another company that had one or more executive officers serving on our Board or Compensation Committee.

63	2024 Proxy Statement

Compensation of Executive Officers
Summary Compensation Table
The table below summarizes the total compensation earned by each of our NEOs during fiscal 2024 and the two preceding fiscal years. There were 53 weeks in fiscal 2024 as compared to 52 weeks in fiscal 2023 and fiscal 2022.
Name and Principal Position	Year	Salary(1)	Stock Awards(2)(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Corie Barry Chief Executive Officer	2024	$1,325,000	$10,999,540	$1,972,101	$147,240	$14,443,881
	2023	1,300,000	10,999,420	456,300	81,957	12,837,677
	2022	1,278,462	9,598,480	4,681,026	73,189	15,631,157
Matt Bilunas Senior Executive Vice President Enterprise Strategy and Chief Financial Officer	2024	912,596	2,999,905	1,017,339	77,309	5,007,149
	2023	855,000	2,499,943	224,859	43,399	3,623,201
	2022	796,154	2,999,784	2,188,503	31,135	6,015,576
Damien Harmon Senior Executive Vice President Customer, Channel Experiences & Enterprise Services	2024	757,692	1,499,992	562,555	106,970	2,927,209
	2023	688,462	1,499,988	120,656	115,928	2,425,034
	2022	613,462	3,200,237	1,080,884	64,775	4,959,358
Todd Hartman Executive Vice President, General Counsel, Chief Risk Officer and Secretary	2024	800,096	1,499,992	744,279	68,470	3,112,837
	2023	779,615	1,499,988	170,929	53,002	2,503,534
	2022	742,308	1,499,797	1,699,623	36,631	3,978,359
Kamy Scarlett Senior Executive Vice President Corporate Affairs, Human Resources & Best Buy Canada	2024	939,423	2,499,908	1,047,679	94,963	4,581,973
	2023	896,154	1,849,961	235,828	54,796	3,036,739
	2022	863,462	1,599,766	2,371,833	52,175	4,887,236
(1)
These amounts reflect actual earnings during the 53-week fiscal year which are a blend of prior annual base salary rates and the go-forward base salary rates approved by the Compensation Committee during its annual review in March of each year, as well as any off-cycle increases or reductions approved by the Compensation Committee during the year. Further, these amounts are before any deferrals under the Deferred Compensation Plan. We do not provide guaranteed, above-market or preferential earnings on compensation deferred under the Deferred Compensation Plan. The investment options available for notional investment of deferred compensation are similar to those available under the Retirement Savings Plan and can be found, along with additional information about deferred amounts, in the Nonqualified Deferred Compensation section.

(2)
These amounts reflect the aggregate grant date fair value for stock-based awards granted to our NEOs for all fiscal years reflected; however, fiscal 2024 amounts are explained in greater detail under the heading Grants of Plan-Based Awards and in footnote (3) below. The grant date fair value reflected for any award subject to performance conditions is the value at the grant date of the probable outcome of the award. The grant date fair value of an award is measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC Topic 718”). As permitted by ASC Topic 718, we account for any forfeitures as they occur rather than estimating future service-based forfeitures, and, accordingly, the grant date fair values reported do not assume any estimated forfeitures. The other assumptions used in calculating these amounts are set forth in Note 1, Summary of Significant Accounting Policies, and Note 9, Shareholders’ Equity, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024.

2024 Proxy Statement	64

(3)
The fiscal 2024 amounts reflected in this column include the probable grant date fair value of: (a) one or more restricted share awards that vest on a time-based schedule (described in greater detail in the Grants of Plan-Based Awards section) and (b) one or more performance share awards that will be earned depending on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over a three-year period (also described in greater detail in the Grants of Plan-Based Awards section). The maximum value of the performance share awards for each NEO as of the grant date, assuming the highest level of performance, is noted in the following table:

Name	Target Performance Grant (in Shares)	Probable Grant Date Fair Value of Performance Grant (as reflected in Stock Awards Column)	Maximum Performance Grant (in Shares)	Maximum Grant Date Fair Value of Performance Grant
Ms. Barry	63,249	$5,499,501	94,874	$8,249,251
Mr. Bilunas	17,250	1,499,888	25,875	2,249,831
Mr. Harmon	8,625	749,944	12,938	1,124,916
Mr. Hartman	8,625	749,944	12,938	1,124,916
Ms. Scarlett	14,375	1,249,906	21,563	1,874,859
(4)
These amounts reflect STI payments made for all fiscal years shown. The fiscal 2024 STI plan is described in the section Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive.

(5)	The fiscal 2024 amounts reflected in this column include All Other Compensation as described in the following table:
Name	Retirement Plan Contribution(a)	Life Insurance Premiums(b)	Other	Total
Ms. Barry	$12,000	$641	$134,599(c)	$147,240
Mr. Bilunas	14,319	641	62,349(d)	77,309
Mr. Harmon	11,452	641	94,877(e)	106,970
Mr. Hartman	14,257	598	53,615(f)	68,470
Ms. Scarlett	14,325	641	79,997(g)	94,963
(a)	These amounts reflect our matching contributions to the NEOs’ Retirement Savings Plan accounts.
(b)	These amounts reflect premiums paid by us for group term life insurance coverage.
(c)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($52,319), the incremental cost of Ms. Barry’s use of the Company’s leased private jet for travel to outside board meetings ($69,131), Company-paid costs associated with the executive physical benefit, and Company-paid tax preparation and planning services. The Company considers travel to outside board meetings to be business-related as part of Ms. Barry’s professional development, as determined by our Board, and therefore, Ms. Barry is not required to reimburse the Company for those flights. Nevertheless, the Company has reported the aggregate incremental cost to the Company of those flights above, based on the actual invoiced amount from the Company’s third-party provider for the variable costs incurred on each trip, such as occupied hourly fees, as well as other direct operating costs to the Company, including fuel costs, any applicable ferry fees, crew fees and travel expenses for international flights, and passenger ground transportation handling fees. The aggregate incremental cost does not include certain fixed costs that do not change based on usage, such as monthly lease and management fees that are billed regardless of usage and the aircraft lease deposit. In addition, as our jet use policy permits, family members and invited guests of Ms. Barry occasionally ride along as additional passengers on business flights, and Ms. Barry reimbursed the Company for the cost of such ride-alongs at the greater of the incremental cost, if any, to accommodate the personal passengers on the flight and the imputed income amount determined using the IRS Standard Industry Fare Level (“SIFL”) rate.

(d)	The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($43,222), and Company-paid costs associated with the executive physical benefit.
(e)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance, Company-paid costs associated with the executive physical benefit, Company-paid tax preparation and planning services, and Company-paid living and travel expenses during fiscal 2024 ($59,316 in total, including commercial airfare, ground transportation, rent expense of $40,934, and utilities).

(f)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($48,167), Company-paid costs associated with the executive physical benefit and Company-paid tax preparation and planning services.

(g)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($53,975), Company-paid costs associated with the executive physical benefit and Company-paid tax preparation and planning services.

65	2024 Proxy Statement

Grants of Plan-Based Awards
The table below summarizes the grants made to each of our NEOs during fiscal 2024 under the Best Buy Co., Inc. 2020 Omnibus Incentive Plan and the Short-Term Incentive Plan:
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Barry	—	—	$—	$2,600,000	$5,200,000	—	—	—	—	$—
	3/20/2023(3)	3/7/2023	—	—	—	31,625	63,249	94,874	—	5,499,501
	3/20/2023(4)	3/7/2023	—	—	—	—	—	—	70,396	5,500,039
Mr. Bilunas	—	—	—	1,341,250	2,682,500	—	—	—	—	—
	3/20/2023(3)	3/7/2023	—	—	—	8,625	17,250	25,875	—	1,499,888
	3/20/2023(4)	3/7/2023	—	—	—	—	—	—	19,199	1,500,018
Mr. Harmon	—	—	—	741,667	1,483,334	—	—	—	—	—
	3/20/2023(3)	3/7/2023	—	—	—	4,313	8,625	12,938	—	749,944
	3/20/2023(4)	3/7/2023	—	—	—	—	—	—	9,600	750,048
Mr. Hartman	—	—	—	981,250	1,962,500	—	—	—	—	—
	3/20/2023(3)	3/7/2023	—	—	—	4,313	8,625	12,938	—	749,944
	3/20/2023(4)	3/7/2023	—	—	—	—	—	—	9,600	750,048
Ms. Scarlett	—	—	—	1,381,249	2,762,498	—	—	—	—	—
	3/20/2023(3)	3/7/2023	—	—	—	7,188	14,375	21,563	—	1,249,906
	3/20/2023(4)	3/7/2023	—	—	—	—	—	—	15,999	1,250,002
(1)
These amounts reflect the potential target and maximum payout for each NEO under our fiscal 2024 STI, which is described in greater detail under the section Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive. A threshold payout is not indicated as there was no specified minimum payment under our fiscal 2024 STI. The actual payout to each NEO for fiscal 2024 is provided in the following sections: Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive and the Summary Compensation Table.

(2)
These amounts reflect the aggregate grant date fair value, measured in accordance with ASC Topic 718. As permitted by ASC Topic 718, we account for any forfeitures as they occur rather than estimating future service-based forfeitures, and, accordingly, the grant date fair values reported do not assume any estimated forfeitures. The other assumptions used in calculating these amounts are set forth in Note 1, Summary of Significant Accounting Policies, and Note 9, Shareholders’ Equity, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024. The value reflected for any performance-conditioned award is the value at the grant date based upon the probable outcome of the award – see footnote (3) to the Summary Compensation Table.

(3)
The amounts reflect performance share awards, as discussed under the section Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive, that, if earned, will vest at or between the threshold (50% of target) and maximum (150% of target) levels depending on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month performance period commencing on January 29, 2023, and ending on January 31, 2026. Pursuant to the award agreement, total shareholder return, with respect to any one company, is the price appreciation of the average closing price of one share of common stock as measured during the first fiscal quarter of the performance period and during the first fiscal quarter following completion of the performance period. The NEO is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of performance shares held by them as of the close of business on the record date for each declared divided, which shall be credited to them as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the performance shares on which such dividend equivalents were credited have become earned, vested and payable.

(4)
The amount reflects time-based restricted shares, as discussed under the section Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive, which will vest in three equal installments of one-third on each of the first three anniversaries of the grant date, provided the NEO has been continually employed with us through those dates. The NEO is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of restricted shares held by them as of the close of business on the record date for each declared divided, which shall be credited to them as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the restricted shares on which such dividend equivalents were credited have become earned, vested and payable.

2024 Proxy Statement	66

Outstanding Equity Awards at Fiscal Year-End
The following table provides a summary of the NEO’s equity-based awards outstanding as of the end of fiscal 2024:
		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Ms. Barry	3/20/2023			$		72,990(3)	$5,524,613	32,791(4)	$2,481,951
	3/20/2022					39,597(3)	2,997,097	26,852(5)	2,032,428
	3/20/2021					15,181(6)	1,149,050	20,356(7)	1,540,746
	3/20/2020	87,503		51.65	3/19/2030
	6/11/2019	62,829		65.52	6/10/2029
	3/20/2019	31,343		69.11	3/19/2029
	10/1/2015	33,253		37.16	9/30/2025
	3/12/2015	12,293		40.85	3/11/2025
	8/18/2014	14,730		29.91	8/17/2024
Mr. Bilunas	3/20/2023					19,908(3)	1,506,837	8,944(4)	676,971
	3/20/2022					9,002(3)	681,361	6,105(5)	462,087
	3/20/2021					3,159(3)	239,105	4,244(7)	321,228
	3/20/2021					3,159(6)	239,105
	3/20/2020	20,116		51.65	3/19/2030
	3/20/2019	49,050		69.11	3/19/2029
Mr. Harmon	3/20/2023					9,955(3)	753,494	4,473(4)	338,561
	3/20/2022					5,400(3)	408,726	3,664(5)	277,328
	3/20/2021					9,564(3)	723,899	745(7)	56,389
Mr. Hartman	3/20/2023					9,955(3)	753,494	4,473(4)	338,561
	3/20/2022					5,400(3)	408,726	3,664(5)	277,328
	3/20/2021					2,372(6)	179,537	3,184(7)	240,997
	3/20/2020	12,573		51.65	3/19/2030
Ms. Scarlett(8)	3/20/2023					16,203(3)	1,226,405	7,454(4)	564,193
	3/20/2022					6,506(3)	492,439	4,520(5)	342,119
	3/20/2021					2,530(6)	191,496	3,395(7)	256,968
	3/26/2019	96,166		70.50	3/25/2029
	3/20/2019	13,060		69.11	3/19/2029
	1/24/2019	27,109		57.60	1/23/2029
(1)	For a better understanding of the equity-based awards included in this table, we have provided the grant date of each award.
(2)	These amounts were determined based on the closing price of Best Buy common stock on the NYSE of $75.69 on February 2, 2024, the last trading day in fiscal 2024.

67	2024 Proxy Statement

(3)
The amount reflects time-based restricted shares or restricted stock units, including restricted shares or restricted stock units remaining from the original grant and any restricted shares or restricted stock units accrued as dividend equivalents, if applicable (as indicated in the table below), that vest over a three-year period at the rate of one-third per year, beginning one year from the grant date, provided the NEO has been continually employed with us through those dates.

Name	Grant Date	Unvested Restricted Shares or Restricted Stock Units	Accrued Dividend Equivalent Shares or Units
Ms. Barry	3/20/2023	70,396	2,594
	3/20/2022	36,005	3,592
Mr. Bilunas	3/20/2023	19,199	709
	3/20/2022	8,184	818
	3/20/2021	2,821	338
Mr. Harmon	3/20/2023	9,600	355
	3/20/2022	4,910	490
	3/20/2021(a)	8,532	1,032
Mr. Hartman	3/20/2023	9,600	355
	3/20/2022	4,910	490
Ms. Scarlett(b)	3/20/2023	15,614	589
	3/20/2022	5,901	605
(a)	Reflects two awards of time-based restricted shares having the same grant date.
(b)	The number of unvested units for Ms. Scarlett is reflective of shares decremented to cover FICA taxes in December 2023.
(4)
The amount reflects an outstanding fiscal 2024 performance share award assuming a threshold payout (50% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month performance period commencing on January 29, 2023, and ending on January 31, 2026, as determined by the price appreciation of the average closing price of one share of common stock measured during the first fiscal quarter of the performance period and during the first fiscal quarter following completion of the performance period. As of the end of fiscal 2024, performance was below the threshold payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a threshold payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Threshold Payout	Accrued Dividend Equivalent Shares – Assuming Threshold Payout
Ms. Barry	3/20/2023	31,625	1,166
Mr. Bilunas	3/20/2023	8,625	319
Mr. Harmon	3/20/2023	4,313	160
Mr. Hartman	3/20/2023	4,313	160
Ms. Scarlett	3/20/2023	7,188	266
(5)
The amount reflects an outstanding fiscal 2023 performance share award assuming a threshold payout (50% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month performance period commencing on January 30, 2022, and ending on February 1, 2025, as determined by the price appreciation of the average closing price of one share of common stock measured during the first fiscal quarter of the performance period and during the first fiscal quarter following completion of the performance period. As of the end of fiscal 2024, performance was below the threshold payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a threshold payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Threshold Payout	Accrued Dividend Equivalent Shares – Assuming Threshold Payout
Ms. Barry	3/20/2022	24,416	2,436
Mr. Bilunas	3/20/2022	5,549	556
Mr. Harmon	3/20/2022	3,330	334
Mr. Hartman	3/20/2022	3,330	334
Ms. Scarlett	3/20/2022	4,107	413

2024 Proxy Statement	68

(6)
The amount reflects performance-conditioned time-based restricted shares or restricted stock units, including restricted shares or restricted stock units remaining from the original grant and any restricted shares or restricted stock units accrued as dividend equivalents, if applicable (as indicated in the table below), that vest over a three-year period at the rate of one-third per year, beginning one year from the grant date, provided the NEO has been continually employed with us through those dates and provided that we have achieved positive Adjusted Net Earnings as of the end of any fiscal year during the three-year term of the award (the “Performance Condition”). For these awards, the Performance Condition was achieved as of the end of the fiscal year noted in the table below.

Name	Grant Date	Fiscal Year in Which The Performance Condition Was Achieved	Unvested Restricted Shares or Restricted Stock Units	Accrued Dividend Equivalent Shares or Units
Ms. Barry	3/20/2021	2022	13,538	1,643
Mr. Bilunas	3/20/2021	2022	2,821	338
Mr. Hartman	3/20/2021	2022	2,116	256
Ms. Scarlett	3/20/2021	2022	2,257	273
(7)
The amount reflects an outstanding fiscal 2022 performance share award assuming a threshold payout (50% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month performance period commencing on January 31, 2021, and ending on February 3, 2024, as determined by the price appreciation of the average closing price of one share of common stock measured during the first fiscal quarter of the performance period and during the first fiscal quarter following completion of the performance period. As of the end of fiscal 2024, performance was below the threshold payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a threshold payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Threshold Payout	Accrued Dividend Equivalent Shares – Assuming Threshold Payout
Ms. Barry	3/20/2021	18,147	2,209
Mr. Bilunas	3/20/2021	3,781	463
Mr. Harmon	3/20/2021	662	83
Mr. Hartman	3/20/2021	2,836	348
Ms. Scarlett	3/20/2021	3,025	370
(8)
Ms. Scarlett met the age and service conditions for qualified retirement, as defined in our award agreements, in June 2023. The effect of qualified retirement on all of our outstanding equity awards is discussed in the Potential Payments Upon Termination of Change-of-Control section.

69	2024 Proxy Statement

Option Exercises and Stock Vested
The table below provides a summary of the value realized in connection with stock option awards exercised and stock awards vested for our NEOs during fiscal 2024.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Ms. Barry	6,489(3)	$330,456	86,295(4)	$6,578,712
Mr. Bilunas	—	—	22,506(5)	1,720,786
Mr. Harmon	—	—	16,848(6)	1,307,541
Mr. Hartman	—	—	12,451(7)	949,274
Ms. Scarlett	34,191(8)	835,220	13,200(9)	1,007,794
(1)	Value based on market value of Best Buy common stock at the time of exercise, minus the exercise cost.
(2)	Value based on the closing market price of Best Buy common stock on the vesting date.
(3)	The amount represents stock options that auto-exercised on their expiration date during fiscal 2024:
(a)	on April 14, 2023, 3,243 stock options having a strike price of $23.66 auto-exercised when the market price of a share of Best Buy common stock was $73.38; and
(b)	on June 16, 2023, 3,246 stock options having a strike price of $27.66 auto-exercised when the market price of a share of Best Buy common stock was $79.79.
(4)	The amount represents:
(a)
the vesting of restricted shares granted under our LTI program: 18,399 shares that were granted on March 20, 2020, which vested on March 20, 2023; 14,467 shares that were granted on March 20, 2021, which vested on March 20, 2023; and 18,859 shares that were granted on March 20, 2022, which vested on March 20, 2023; and

(b)
the shares (34,570) acquired upon the vesting and settlement of a performance share award that was granted on March 20, 2020, and was based on the compound annual growth rate of our enterprise revenue, as discussed under the section Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive – Performance Share Payouts.

(5)	The amount represents:
(a)
the vesting of restricted shares granted under our LTI program: 4,226 shares that were granted on March 20, 2020, which vested on March 20, 2023; 6,042 shares that were granted on March 20, 2021, which vested on March 20, 2023; and 4,287 shares that were granted on March 20, 2022, which vested on March 20, 2023; and

(b)
the shares (7,951) acquired upon the vesting and settlement of a performance share award that was granted on March 20, 2020, and was based on the compound annual growth rate of our enterprise revenue, as discussed under the section Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive – Performance Share Payouts.

(6)	The amount represents:
(a)
the vesting of restricted shares granted under our LTI program: 3,288 shares that were granted on March 20, 2020, which vested on March 20, 2023; 9,126 shares that were granted on March 20, 2021, which vested on March 20, 2023; and 2,575 shares that were granted on March 20, 2022, which vested on March 20, 2023; and

(b)
the shares (1,859) acquired upon the vesting and settlement of a performance share award that was granted on March 20, 2020, and was based on the compound annual growth rate of our enterprise revenue, as discussed under the section Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive – Performance Share Payouts.

(7)	The amount represents:
(a)
the vesting of restricted shares granted under our LTI program: 2,639 shares that were granted on March 20, 2020, which vested on March 20, 2023; 2,264 shares that were granted on March 20, 2021, which vested on March 20, 2023; and 2,575 shares that were granted on March 20, 2022, which vested on March 20, 2023; and

(b)
the shares (4,973) acquired upon the vesting and settlement of a performance share award that was granted on March 20, 2020, and was based on the compound annual growth rate of our enterprise revenue, as discussed under the section Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive – Performance Share Payouts.

(8)
On July 5, 2023, Ms. Scarlett exercised 4,191 stock options having a strike price of $51.65 and 30,000 stock options having a strike price of $57.60 when the market price of a share of Best Buy common stock was $81.4079 and $81.2835, respectively.

(9)	The amount represents:
(a)
the vesting of restricted shares granted under our LTI program: 2,639 shares that were granted on March 20, 2020, which vested on March 20, 2023; 2,415 shares that were granted on March 20, 2021, which vested on March 20, 2023; and 3,173 shares that were granted on March 20, 2022, which vested on March 20, 2023; and

(b)
the shares (4,973) acquired upon the vesting and settlement of a performance share award that was granted on March 20, 2020, and was based on the compound annual growth rate of our enterprise revenue, as discussed under the section Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive – Performance Share Payouts.

2024 Proxy Statement	70

Nonqualified Deferred Compensation
Deferred Compensation Plan. The Best Buy Sixth Amended and Restated Deferred Compensation Plan (“Deferred Compensation Plan”) is unfunded and unsecured. We believe the plan provides a tax-deferred retirement savings vehicle that plays an important role in attracting and retaining executive talent. The Deferred Compensation Plan allows highly compensated employees, including the NEOs, to defer:
•	Up to 75% of base salary; and
•	Up to 100% of a cash bonus (earned and paid in the same year) and short-term incentive compensation (earned and paid in different years), as applicable.
Amounts deferred under and contributed to the Deferred Compensation Plan are credited or charged with the performance of investment options selected by the participants. The investment options are notional and do not represent actual investments, but rather serve as a measurement of performance. During fiscal 2024, none of the NEOs carried a balance in or made any contributions to the Deferred Compensation Plan.
The options available under the Deferred Compensation Plan and their annual rates of return as of December 31, 2023, were as follows:
Investment	Rate of Return
Fidelity VIP Balanced Service	21.40%
Vanguard VIF International	14.65%
PIMCO VIT Total Return Admin	5.94%
Vanguard VIF Small Company Growth	19.65%
PIMCO VIT High Yield Admin	12.24%
Vanguard VIF Equity Income	8.10%
Vanguard VIF Equity Index	26.11%
NVIT Government Money Market	4.80%
Franklin VIP Small Cap Value Securities	12.75%
T. Rowe Price Blue Chip Growth	49.29%
Participants who elect to defer compensation under the Deferred Compensation Plan also select when the deferred amounts will be distributed to them. Distributions may be made in a specific year, or at a specified time that begins on or after the participant’s retirement. Distributions are paid in a lump sum or in quarterly installments, depending on the participant’s election at the time of deferral. However, if a participant’s employment ends prior to retirement, a distribution is made promptly in a lump sum or in quarterly installments, depending on their initial election and account balance.
We do not provide employer-matching contributions for amounts deferred under the plan. Participants are fully vested in their contributions.
Potential Payments Upon Termination or Change-of-Control
Upon termination of employment or in the event the Company experiences a change-of-control, our NEOs may be eligible to receive certain payments and their outstanding equity awards may be impacted. Following is a summary of the effects of various termination and change-of-control scenarios for each form of compensation, including a quantitative disclosure of the estimated payments and realizable value for each scenario assuming an effective date of February 2, 2024, the last business day of fiscal 2024, for each NEO, where applicable.
Cash compensation. Pursuant to the terms of the Company’s severance plan as of the end of fiscal 2024, and subject to entering into a separation agreement with us, our executive officers are generally eligible for: severance pay equal to two years of base salary; a payment equal to 150% of the cost of 23 months of medical, dental and vision benefits; a payment equal to 17 months of basic life insurance coverage; and payment of $25,000 in lieu of providing outplacement services and other tax and financial assistance upon involuntary termination due to job elimination, reduction in force, business restructuring or other circumstances as we determine at our discretion. For more detail regarding our severance plan, see the Compensation Discussion and Analysis — Executive Compensation Elements — Other Compensation — Severance Plan section.

71	2024 Proxy Statement

All of the NEOs are entitled to participate in the Company’s severance plan, which provides the benefits described above in the event of involuntary termination due to job elimination, reduction in force or business restructuring. Ms. Barry’s employment agreement entitles her to receive the same benefits in the event of involuntary termination without Cause or voluntary termination with Good Reason. Additionally, upon involuntary termination without Cause or voluntary termination for Good Reason on or within 12 months following a change-of-control, Ms. Barry is instead eligible for enhanced severance pay equal to (a) two times the sum of base salary plus target bonus and (b) a pro rata annual bonus payment, dependent on actual performance under the Company’s short-term incentive plan for the fiscal year in which the termination occurs.
The following table provides, for each NEO, as of the end of fiscal 2024, the potential severance amount they are eligible for under the scenarios discussed above.
Name	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Involuntary Termination — under Severance Plan(1)	Termination following Change-of-Control
Ms. Barry	$2,699,803	$2,699,803	$2,699,803	$9,871,904
Mr. Bilunas	—	—	1,897,361	—
Mr. Harmon	—	—	1,608,904	—
Mr. Hartman	—	—	1,677,212	—
Ms. Scarlett	—	—	1,979,298	—
(1)
Pursuant to our severance plan, our NEOs are eligible for cash severance, as detailed above the table, if they are involuntarily terminated as a result of job elimination, reduction in force or business restructuring (or other circumstances at our discretion).

Under our STI plan, which is discussed in more detail in the Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive section, our NEOs must remain employed with us through the end of the performance period in order to receive any payouts under the plan. If an NEO is terminated with Cause, they are not eligible for any STI plan payments. In fiscal 2024, all of the NEOs were employed with us through the end of fiscal 2024, which was the end of the fiscal 2024 STI plan. Each of their fiscal 2024 payments are discussed in the Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive and Summary Compensation Table sections.
Nonqualified stock options. Our award agreements dictate what happens to unvested stock options and how long vested stock options are exercisable following different types of termination events. The following chart illustrates these various treatments under each possible scenario for stock options granted to our NEOs under our long-term incentive award programs.
Event	Effect on Vested Stock Options(1)	Effect on Unvested Stock Options
Voluntary termination	Stock options granted under our LTI program are exercisable for a 60-day period following the termination date.	All stock options are forfeited.
Involuntary termination for Cause	Not exercisable.	All stock options are forfeited.
Involuntary termination without Cause	Stock options granted under our LTI program are exercisable for a 60-day period following the termination date.	All stock options are forfeited.
Termination(2) within 12 months of a change-of-control	Stock options granted under our LTI program are exercisable for a 60-day period following the termination date.	All stock options vest 100%.
Death or disability	Generally exercisable for a one-year period.	All stock options vest 100%.
Qualified retirement(3)	Generally exercisable for a one- to three-year period depending on the terms and conditions of the respective award agreement.	Continue to vest according to their normal vesting terms.
(1)	Stock options may not be exercised after their expiration dates under any circumstance.
(2)
For awards granted prior to fiscal 2015, this means involuntary termination without Cause or voluntary termination for Good Reason. Good Reason is usually deemed to exist if the Company makes a material adverse change to the NEO’s title, responsibilities or salary or requires the NEO to work more than 50 miles from the corporate office location in Richfield, MN (except for temporary business-related travel). For awards granted in fiscal 2015 and thereafter, this means only involuntary termination without Cause.

(3)
Qualified Retirement is defined in our employment and award agreements as: retirement by an employee, including our NEOs, on or after their 60th birthday, so long as they have been employed with the Company continuously for at least the five-year period immediately preceding their retirement date.

2024 Proxy Statement	72

As of the end of fiscal 2024, none of the NEOs had any unvested stock options (see the Outstanding Equity Awards at Fiscal Year-End section for additional detail).
Restricted share awards. Pursuant to our award agreements, all unvested restricted share and restricted stock unit awards (including both time-based awards and time-based awards subject to performance conditions) held by our NEOs fully vest in the event of death or termination due to disability. Additionally, upon qualified retirement, any unvested restricted shares and restricted stock units would continue to vest according to their normal vesting schedule, subject to achievement of performance conditions (where applicable). Under all other termination scenarios, unvested restricted shares and restricted stock units are forfeited, and there are no change-of-control provisions which impact them.
The table below provides, for each NEO, as of the end of fiscal 2024, the value of their unvested restricted share and restricted stock unit awards (as detailed in the Outstanding Equity Awards at Fiscal Year-End section) in the event of their death or disability. All values below were calculated using the closing price of our common stock as quoted on the NYSE on February 2, 2024, the last business day in fiscal 2024.
Name	Death or Disability
Ms. Barry	$9,670,760
Mr. Bilunas	2,666,407
Mr. Harmon	1,886,119
Mr. Hartman	1,341,757
Ms. Scarlett(1)	1,910,340
(1)
Ms. Scarlett has met the age and service conditions for qualified retirement, therefore upon retirement her unvested restricted share and restricted stock unit awards (as reflected in the Outstanding Equity Awards at Fiscal Year-End section) would continue to vest according to their normal vesting schedules.

Performance share awards. The following chart illustrates the treatment of outstanding performance share awards under various scenarios pursuant to our award agreements.
Event	Effect on Unearned Shares
-Death or disability
-Deemed earned on a pro rata basis (number of days employed through termination / total number of days in performance period) based on the level of performance achieved as of the termination date (as determined as of the last completed fiscal quarter prior to termination).

-Involuntary termination without Cause; and -Qualified retirement
-Deemed earned on a pro rata basis (number of days employed through termination / total number of days in performance period) based on the level of performance achieved as of the end of the performance period.

-Change-of-control
-Deemed earned based on the level of performance achieved or at target, whichever is greater, as of the date of the change-of-control (as determined as of the last completed fiscal quarter). Issuance of earned shares is subject to the NEO’s continued employment through the end of the performance period.

-Termination following a change-of-control due to death or disability, involuntary termination without Cause or qualified retirement	-A pro rata portion (determined by number of days employed through termination / total number of days in performance period) of those shares deemed earned as of the date of the change-of-control.

73	2024 Proxy Statement

The table below provides, for each NEO, as of the end of fiscal 2024, the value of their outstanding performance share awards (as detailed in the Outstanding Equity Awards at Fiscal Year-End section), under the situations discussed above. All values below were calculated using the closing price of our common stock as quoted on the NYSE on February 2, 2024, the last business day in fiscal 2024, and assume the same vesting percentage (50% for all awards) as reflected in the Outstanding Equity Awards at Fiscal Year-End section.
Name	Death or Disability	Involuntary Termination without Cause	Qualified Retirement	Change-of-Control(1)
Ms. Barry	$3,735,720	$3,735,720	$—	$12,110,097
Mr. Bilunas	858,176	858,176	—	2,920,347
Mr. Harmon	355,829	355,829	—	1,344,406
Mr. Hartman	540,399	540,399	—	1,713,546
Ms. Scarlett	675,688	675,688	675,688	2,326,256
(1)	Reflects value realizable upon a change-of-control event but assumes that the NEO will stay with the Company through the end of the performance period of each outstanding performance share award.
Restrictive Covenants. As further described in the Compensation Discussion and Analysis – Executive Compensation Elements – Other Compensation – Clawback and Restrictive Covenant Provisions section, our executive officer separation agreements and LTI award agreements generally include confidentiality, non-compete, non-solicitation and intellectual property provisions as generally described below:
Confidentiality. Award recipients agree to maintain the confidentiality of Best Buy’s “confidential information” and to use such information for the exclusive benefit of Best Buy. This obligation has the appropriate application to the post-termination period.
Non-Compete. Award recipients have historically agreed not to engage in “competitive activity” for a period of one year following the later of termination of employment for any reason or the last scheduled award vesting date. For awards granted after July 1, 2023, our LTI award agreements no longer contain non-compete provisions.
Non-Solicitation. Award recipients agree not to solicit Company employees for employment or induce parties with which we do business to cease such business for a period of one year following the later of termination of employment for any reason, or the last scheduled award vesting date.
Intellectual Property Assignment and Disclosure. Award recipients assign intellectual property rights in inventions and developments that relate to their employment duties or to the Company’s business, products or services, except as provided by applicable law. Award recipients have disclosure obligations regarding all such inventions and developments to the Company.
Upon violation of a restrictive covenant, unexercised options and unvested shares related to the respective award agreement under which they were issued may be cancelled and forfeited, and likewise, the Company may require that the related issued shares (or their fair market value, as measured on the option exercise date or share vesting date) must be returned to the Company. Additionally, the Company may seek injunctive or other appropriate equitable relief.

2024 Proxy Statement	74

Director Compensation
Overview
Each year, the Compensation Committee reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board’s duties and to fairly compensate directors for their service. As part of their analysis, the Compensation Committee considers the total value of the compensation as compared with director compensation at our peer group of companies, which is described in the Compensation Discussion and Analysis — Factors in Decision-Making section. In March 2023, the Compensation Committee and Board reviewed and approved the fiscal 2024 compensation for non-management directors, including the value and terms of the equity compensation component, as described in more detail below.
Cash Compensation
The fiscal 2024 cash compensation for our non-management directors consisted of the following annual retainers:
Annual Amount
Annual retainer	$100,000
Non-executive chair retainer	65,000(1)
Annual committee chair retainer - Audit	25,000
Annual committee chair retainer - Compensation & Human Resources	20,000
Annual committee chair retainer - Nominating, Corporate Governance and Public Policy	20,000
Annual committee chair retainer - Finance and Investment Policy	20,000
(1)
The Compensation Committee and Board approved an additional $200,000 in compensation for the non-executive chair, approximately one-third of which is in the form of a cash stipend (as reflected here) and two-thirds of which is in the form of equity (as discussed below).

All annual retainers are paid in arrears in quarterly installments, and annual retainers for non-management directors who serve on the Board or as chair of the Board or a standing committee for only a portion of a fiscal year are prorated.
Equity Compensation
On June 13, 2023, the Compensation Committee approved an annual equity award for each of the then-serving non-management directors in the form of restricted stock units. The awards each had a value of $195,000, which translated into 2,545 restricted stock units. The Compensation Committee also approved an additional equity award for the non-executive chair having a value of $135,000, which translated into 1,761 restricted stock units. The restricted stock units are entitled to dividend equivalents, which are subject to the same restrictions and vesting criteria as the underlying units. All restricted stock units granted to our directors fully vest one year from the grant date and must be held until the director leaves the Board. Director equity awards are prorated through a director’s termination date if a director leaves the Board before the restricted stock units have vested, unless the director is terminated for Cause, in which case all unvested restricted stock units are forfeited.
The Compensation Committee also considers prorated equity awards for new directors who are appointed to the Board between each annual grant. As such, on June 13, 2023, the Compensation Committee also approved prorated equity awards for new directors, Ms. Sistani and Ms. Whittington, of 665 restricted stock units. Additionally, on September 5, 2023, the Compensation Committee approved an annual equity award for new director, Mr. Kimbell, of 2,353 restricted stock units.

75	2024 Proxy Statement

Director Compensation Table
The following table summarizes the compensation earned during fiscal 2024 by our non-management directors:
Name(1)	Fees Earned or Paid In Cash	Stock Awards(2)	All Other Compensation(3)	Total
Lisa M. Caputo(4)	$120,000	$195,049	$—	$315,049
J. Patrick Doyle(5)*	165,000	330,012	—	495,012
David W. Kenny(6)	120,000	195,049	—	315,049
David C. Kimbell(7)	50,549	195,064	—	245,613
Mario J. Marte(8)	115,659	195,049	—	310,708
Karen L. McLoughlin(9)	120,000	195,049	—	315,049
Thomas L. Millner(10)	46,978	—	14,815	61,793
Claudia F. Munce	100,000	195,049	—	295,049
Richelle P. Parham	100,000	195,049	—	295,049
Steven E. Rendle	100,000	195,049	—	295,049
Sima D. Sistani(11)	84,066	243,807	—	327,873
Melinda D. Whittington(12)	84,066	243,807	—	327,873
Eugene A. Woods*	100,000	195,049	—	295,049
*	Indicates a director who is not standing for re-election at the Meeting.
(1)	Ms. Barry, our only management director during fiscal 2024, did not receive any compensation for serving as director.
(2)
The amounts in this column reflect the aggregate grant date fair value for restricted stock units granted to our non-management directors during fiscal 2024, measured in accordance with ASC Topic 718, including annual awards and the prorated new director awards that are described above the table. As of February 3, 2024, our non-management directors held outstanding stock units including both unvested restricted stock units and restricted stock units that have vested, but that are subject to a holding requirement until the director leaves the Board (“deferred units”) as follows: Ms. Caputo — 2,610 unvested units and 42,171 deferred units; Mr. Doyle — 4,415 unvested units and 38,128 deferred units; Mr. Kenny — 2,610 unvested units and 38,148 deferred units; Mr. Kimbell — 2,382 unvested units and 0 deferred units; Mr. Marte – 2,610 unvested units and 5,846 deferred units; Ms. McLoughlin — 2,610 unvested units and 28,011 deferred units; Mr. Millner — 0 unvested units and 0 deferred units; Ms. Munce — 2,610 unvested units and 25,788 deferred units; Ms. Parham — 2,610 unvested units and 14,477 deferred units; Mr. Rendle — 2,610 unvested units and 5,310 deferred units; Ms. Sistani — 3,293 unvested units and 0 deferred units; Ms. Whittington — 3,293 unvested units and 0 deferred units; and Mr. Woods — 2,610 unvested units and 13,354 deferred units.

(3)
Pursuant to the terms of the restricted stock units granted to Mr. Millner on January 13, 2014, he is entitled to an accrual of dividend equivalents from the vesting date (January 13, 2015) through the date when the restricted stock units are issued as shares (upon departure from the Board). The dividend equivalent accruals are settled in cash at the time the shares are delivered. The amount in this column reflects the dividend equivalent payment to Mr. Millner following his departure last year.

(4)	Ms. Caputo is chair of the Nominating Committee.
(5)	Mr. Doyle serves as our non-executive chair.
(6)	Mr. Kenny is chair of the Compensation Committee.
(7)	Mr. Kimbell was appointed to the Board on July 28, 2023.
(8)	Mr. Marte became the chair of the Audit Committee on June 14, 2023.
(9)	Ms. McLoughlin is chair of the Finance and Investment Policy Committee.
(10)	Mr. Millner’s Board service ended on June 14, 2023, at the conclusion of our 2023 Regular Meeting of Shareholders. He was also chair of the Audit Committee through that date.
(11)	Ms. Sistani was appointed to the Board on March 28, 2023.
(12)	Ms. Whittington was appointed to the Board on March 28, 2023.
Director Stock Ownership Guidelines
The Compensation Committee has established stock ownership guidelines requiring our non-management directors to own, indirectly or directly, 10,000 shares. Historically, we have expected that, until the ownership target is met, directors would retain 50% of their granted equity (net of taxes). In further support of director stock ownership, we began in fiscal 2014 granting director equity subject to a holding requirement for the duration of a director’s service on the Board. In fiscal 2024, all of our non-management directors were in compliance with the ownership guidelines. Our stock ownership guidelines for executive officers are discussed in the Compensation Discussion and Analysis — Executive Compensation Elements — Other Compensation section.

2024 Proxy Statement	76

Deferred Compensation Plan
Each calendar year, we offer our directors the opportunity to defer up to 100% of their annual and committee chair retainers under the Deferred Compensation Plan which is described in the Compensation of Executive Officers — Nonqualified Deferred Compensation section. No Company contributions or matching contributions are made for the benefit of directors under the Deferred Compensation Plan.
Other Benefits
We reimburse all directors for travel and other necessary business expenses incurred in performance of their services for us. In addition, all directors are covered under a directors’ and officers’ indemnity insurance policy.

77	2024 Proxy Statement

Equity Compensation Plan Information
The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of February 3, 2024:
Plan Category	Securities to Be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price per Share of Outstanding Options and Rights(2)	Securities Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders	1,985,188	$59.71	16,209,866
Equity compensation plans not approved by security holders	—	—	—
Total	1,985,188	59.71	16,209,866
(1)	Includes grants of stock options and restricted stock units (which may be market-based, performance-based or time-based) awarded under our Best Buy Co., Inc. 2020 Omnibus Incentive Plan.
(2)	Includes weighted-average exercise price of outstanding stock options only.
(3)
Excludes securities to be issued upon exercise of outstanding options and rights. Includes 3,229,087 shares of our common stock which have been reserved for issuance under our 2008 and 2003 Employee Stock Purchase Plans.

CEO Pay Ratio
Pursuant to SEC rules, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Ms. Barry, our CEO. Due to the flexibility afforded by the rules of the SEC in calculating the pay ratio amount, the ratio we calculated may not be comparable to the CEO pay ratio presented by other companies.
In fiscal 2024, our last completed fiscal year, Ms. Barry’s annual total compensation was $14,443,881 as reflected in the Compensation of Executive Officers — Summary Compensation Table section of this proxy statement. Our median employee’s annual total compensation for fiscal 2024 was $32,656. As a result, we estimate that Ms. Barry’s annual total compensation was approximately 442 times that of our median employee.
In determining the median employee:
•
We prepared a list of all Best Buy employees as of February 3, 2024. As of February 3, 2024, we had approximately 87,830 employees, including 77,970 U.S. employees, and 9,860 non-U.S. employees. In identifying our median employee, we included our approximately 9,585 Canadian employees, but, in accordance with SEC rules, we excluded our employees in: China (152 employees), United Kingdom (116 employees), France (1 employee), Greece (1 employee), Italy (1 employee) and Spain (1 employee), representing approximately 0.3% in the aggregate of our worldwide workforce. After excluding employees in these countries, as of February 3, 2024, we had approximately 87,560 employees.

•
As permitted under SEC rules, we used compensation that would equate to W-2 wages for the prior twelve months as our consistently applied compensation measure, which we believe provides a reasonable estimate of annual compensation for our employees. We annualized W-2 wages for employees, other than occasional/seasonal employees, who were not employed for the full twelve months. The median amount was then identified from the annualized list.

2024 Proxy Statement	78

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (“Item 402(v)”), the Company is providing the following information regarding the relationship between the executive “Compensation Actually Paid” as defined in Item 402(v)) (“CAP”) by the Company and the financial performance of the Company over the applicable time period of the disclosure, calculated in a manner consistent with Item 402(v). For a more comprehensive description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our NEOs, see the Compensation Discussion and Analysis section of this Proxy Statement. Accordingly, the table below provides information about CAP for the Company’s Principal Executive Officer (“PEO”) and the average CAP for our non-PEO NEOs alongside certain Company financial metrics during fiscal year 2024 and the three preceding fiscal years.
Fiscal Year	Summary Compensation Table Total to PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)(6)	Company- Selected Measure: Compensable Enterprise Operating Income (in millions)(7)
					Company Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024*	$14,443,881	$9,236,657	$3,906,497	$2,769,085	$103.47	$162.21	$1,241	$1,789
2023	12,837,677	3,250,029	2,924,691	790,759	110.85	125.62	1,419	2,033
2022	15,631,157	8,689,258	5,262,751	3,645,543	121.58	153.61	2,454	3,102
2021	12,033,503	32,672,565	4,581,159	10,201,286	132.06	141.39	1,798	2,391
*	There were 53 weeks in fiscal year 2024 as compared to 52 weeks in each of the three preceding fiscal years.
(1)	The PEO reflected in columns (b) and (c) was Ms. Barry for each of the fiscal years shown. For fiscal year 2024, see the Summary Compensation Table in this Proxy Statement.
(2)
To calculate CAP, the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation for fiscal year 2024 for Ms. Barry as well as for our non-PEO NEOs in accordance with the requirements of Item 402(v)(2)(iii):

Adjustments(x)	Fiscal Year 2024
	PEO	Avg. Non- PEO NEOs
Summary Compensation Table Total	$14,443,881	$3,906,497
Deduct amounts reported in the Stock Awards and Option Awards column of Summary Compensation Table(y)	(10,999,540)	(2,124,949)
Add fair value(z) of current year equity awards at end of current fiscal year	10,175,618	1,958,685
Add change in fair value(z) of prior years' equity awards that remained unvested at end of current fiscal year	(2,099,376)	(368,498)
Add change in fair value(z) of prior years' equity awards that vested during current fiscal year	(2,283,926)	(602,650)
Deduct fair value(z) of prior years’ equity awards that failed to meet the applicable vesting conditions during the current fiscal year	—	—
CAP Total	$9,236,657	$2,769,085
(x)
All applicable adjustments are listed herein. Regarding those items referenced in Item 402(v) that are not reflected: (1) no equity awards were granted during fiscal year 2024 that vested within the same fiscal year; (2) dividend equivalent share accruals and vestings are not broken out separately as they are included in the fair value of the equity award to which they apply; (3) no equity awards were modified during fiscal year 2024; and (4) the company does not offer pension plans to U.S.-based employees.

(y)	Reflects the grant date fair value of equity-based awards as discussed in the Summary Compensation Table and the Grants of Plan-Based Awards sections.
(z)
Reflects the measurement date fair value of equity-based awards, measured in accordance with ASC Topic 718 and in accordance with the SEC’s methodology for determining CAP. The valuation methods and underlying assumptions are consistent with those disclosed in our financial statements as of the grant date for each award, including awards subject to performance conditions which are valued at the probable outcome of the award at each measurement date, and are further described in Note 1, Summary of Significant Accounting Policies, and Note 9 – Shareholders’ Equity to our financial statements for the fiscal year ended February 3, 2024, included in the Company’s Annual Report on Form 10-K.

(3)
The non-PEO NEOs reflected in columns (d) and (e) represent the following individuals for each of the fiscal years shown: 2024 – Mr. Bilunas, Mr. Harmon, Mr. Hartman, and Ms. Scarlett; 2023 – Mr. Bilunas, Mr. Hartman, Ms. Scarlett, and Mr. Tilzer; 2022 – Mr. Bilunas, Mr. Bonfig, Mr. Harmon, and Ms. Scarlett; and 2021 – Mr. Bilunas, Mr. Hartman, Mr. Mohan, Ms. Scarlett, and Mr. Saksena, collectively, our non-PEO NEOs for each covered year as reported in the “Total” column of the Summary Compensation Table in this and prior years’ proxy statements.

(4)
Total shareholder return as calculated based on a fixed investment of $100 in our Common Stock measured from the market close on January 31, 2020, (the last trading day of our fiscal 2020) through and including the end of the fiscal year for each year reported in the table.

79	2024 Proxy Statement

(5)
Total shareholder return as calculated based on a fixed investment of $100 in the Standard & Poor (S&P) 500 Consumer Discretionary Distribution & Retail Index, formerly called the S&P 500 Retailing Group Industry Index (the“S&P 500 Retailing Group”), which is the peer group used for this Pay versus Performance analysis and of which the Company is a component, measured from the market close on January 31, 2020, (the last trading day of our fiscal 2020) through and including the end of the fiscal year for each year reported in the table.

(6)	As reported in the Annual Report for Form 10-K for the fiscal year ended February 3, 2024, these amounts reflect “Net Earnings” of the Company.
(7)
For purposes of Item 402(v)(2)(iii), we have identified Compensable Enterprise Operating Income for the Company-selected measure reflected in column (i), which is based on non-GAAP operating income from continuing operations, adjusted as described in the Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive section of the proxy statement for each fiscal year shown. Although Compensable Enterprise Operating Income is one important financial performance measure, among others, that the Compensation Committee considers when making executive compensation decisions with the intent of aligning compensation with Company performance and has been selected as the primary performance metric under our Short-Term Incentive Plan, the Compensation Committee has not historically and does not currently evaluate CAP as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the Compensation Committee does not actually use any financial performance measure specifically to link executive CAP to Company performance.

2024 Proxy Statement	80

Description of Relationships between Financial Metrics and CAP
In accordance with the requirements of Item 402(v)(5), the graphs below depict the relationships between PEO and non-PEO CAP and the financial metrics included in the table above.

Relationship between Company Total Shareholder Return and Peer Group Total Shareholder Return
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$100 fixed investment for four-year TSR measurements
Fiscal 2020
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Company TSR
S&P 500 Retailing TSR

Relationship between CAP (PEO and non-PEO) and Company Total Shareholder Return
Total Shareholder Return ("TSR")
$140
$120
$100
$80
$60
$40
$20
$0
CAP (in thousands)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Company TSR
PEO CAP
Non-PEO Average CAP

81	2024 Proxy Statement

Relationship between CAP (PEO and Non-PEO), Net Income and Compensable Enterprise Operating Income ("OI")
Net Income & Compensable Enterprise OI (in millions)
CAP (in thousands)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Compensable Enterprise OI
Net Income
PEO CAP
Non-PEO Average CAP

Tabular List of Most Important Performance Measures
In accordance with the requirements of Item 402(v)(6), we have identified an unranked list of the most important financial performance measures, which represent the most important financial metrics used by the Company to link fiscal 2023 CAP, for our PEO and other NEOs, to Company performance. These metrics are described further under the Compensation Discussion and Analysis – Executive Compensation Elements section, specifically under the subheadings “Short-Term Incentive” and “Long-Term Incentive.”
Most Important Performance Measures
•	Compensable Enterprise Operating Income
•	Compensable Enterprise Revenue
•	Relative TSR
As noted above in this section, the Compensation Committee has not historically and does not currently evaluate CAP as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the Compensation Committee does not actually use any financial or non-financial performance measures specifically to link NEO CAP to Company performance.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2024 Proxy Statement	82

ITEM OF BUSINESS NO. 4 —SHAREHOLDER OPPORTUNITY TO VOTE ON EXCESSIVE GOLDEN PARACHUTES
General Information
The Best Buy Board recommends a vote AGAINST this proposal and its opposition statement can be found below the proposal.
This shareholder proposal has been submitted by John Chevedden, 2215 Nelson Avenue, No. 205 Redondo Beach, CA 90278 (the beneficial owner of no less than 50 shares of Best Buy Common Stock). The proponent has requested we include the proposal and supporting statement in this proxy statement, and, if properly presented, the proposal will be voted on at the Regular Meeting of Shareholders.
This proposal and supporting statement are quoted verbatim below, and Best Buy is not responsible for any inaccuracies contained in them.

83	2024 Proxy Statement

Summary of the Shareholder Proposal – Shareholder Opportunity to Vote on Excessive Golden Parachutes

Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers’ new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to Named Executive Officers.
Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.
Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes better aligns management pay with shareholder interests.
This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.
This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.
This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.
The topic of this proposal received and between 51% and 65% support at:
FedEx
Spirit AeroSystems
Alaska Air
Delta Air Lines
Please vote yes:
Shareholder Opportunity to Vote on Excessive Golden Parachutes – Proposal 4

2024 Proxy Statement	84

Statement in Opposition
The Board has carefully considered this proposal and does not believe that its adoption is in the best interests of Best Buy and its shareholders. The Board therefore unanimously recommends a vote AGAINST this proposal.
•	Best Buy has a policy that requires shareholder ratification of new cash severance benefits to executive officers that exceed 2.99 times base salary and target bonus.
The Company’s policy was made available as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 7, 2024, and is excerpted below:
Best Buy Co., Inc. (the “Company”) will not enter into any new employment agreement or severance agreement with an executive officer that provides for cash severance benefits exceeding 2.99 times the sum of the executive’s base salary plus short-term incentive target without seeking shareholder ratification of such agreement. Cash severance benefits include cash payments made in connection with (i) the executive officer’s termination of employment; (ii) securing an agreement not to compete with Company; (iii) consulting services; (iv) benefits not available to similarly situated employees; and (v) offsetting any tax liability with respect to such payments. The Company’s Compensation and Human Resources Committee has the sole authority to construe, interpret and implement this policy, make any determination necessary or advisable in administering this policy, and modify, supplement, rescind or replace all or any portion of this policy.
The Board believes that Best Buy’s policy provides reasonable and appropriate limits on executive officer severance payments. The proposal goes further by including in the overall cap the value of outstanding equity awards where performance or vesting conditions are altered by a termination of employment event, which could disincentivize the executive’s efforts to maximize shareholder value creation. The Board and the Compensation Committee believe that our existing policy is already appropriately drafted and aligns with prevailing market practice.
•
Both our longstanding, publicly available severance plan and our CEO’s employment agreement already limit cash severance payments to an amount below 2.99 times base salary and target bonus in nearly all cases. In addition to the policy discussed above, Best Buy already has a market-appropriate severance plan that pays executive officers a lump sum cash payment equal to two times salary, plus other specified benefits, in the event of certain involuntary terminations, such as job elimination or reduction in force, unless the executive would receive different benefits under an employment agreement or another plan. The severance plan notably does not seek to replace any bonus payments and would therefore never approach the 2.99 times base salary plus target bonus limitation. Only our CEO has an employment agreement. The agreement entitles her to enhanced severance pay for a qualifying termination within one year following a change-of-control equal to two times the sum of base salary plus target bonus and a pro rata annual bonus payment. Under this agreement the severance amount would only exceed the threshold if favorable performance drove the pro-rated final bonus amount above a full year’s salary plus target bonus. This would only occur with the achievement of exceptionally strong financial performance for our shareholders.

•
Implementing the proposal could distract and discourage executives from maximizing shareholder value, particularly during a period of uncertainty such as before a potential change-of-control or during a major restructuring effort. Rigid procedural requirements, such as the shareholder approval requirement, can distract and discourage our executives as they carry out their duties to maximize shareholder value. Furthermore, holding special shareholder meetings to implement the proposal for qualifying terminations would be costly and time-consuming, resulting in an unnecessary use of resources. Our equity award agreements provide for accelerated vesting only in cases of death, disability and double-trigger change-of-control events (i.e., upon a change-of-control followed by the termination of the executive’s employment). The only circumstances in which cash severance payments would be combined with accelerated vesting of equity awards are double-trigger change-of-control events. Permitting equity payouts in a double-trigger change-of-control circumstance encourages our executive officers to remain with the Company through a period of uncertainty and continue to work to maximize shareholder value. The Board and the Compensation Committee believe that our existing severance arrangements more appropriately limit severance benefits than the proposal while incentivizing our executives to serve the best interests of our shareholders.

85	2024 Proxy Statement

For all the above reasons, the Board believes that this proposal is not in the best interests of our shareholders and that Best Buy’s current compensation and severance policies and practices are appropriate and effective at aligning the interests of our executive officers with those of our shareholders. Adoption of this proposal could undermine the objectives of our programs and is not in the best interests of our shareholders.
Board Voting Recommendation
The Board recommends that you vote AGAINST this proposal.
IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “AGAINST” THE PROPOSAL SHAREHOLDER OPPORTUNITY TO VOTE ON EXCESSIVE GOLDEN PARACHUTES.
OTHER BUSINESS
Management and the Board are not aware of any other item of business that will be addressed at the Meeting. If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.

2024 Proxy Statement	86

PROPOSALS FOR THE NEXT REGULAR MEETING OF SHAREHOLDERS
Any shareholder proposal intended to be presented for consideration at our 2025 Regular Meeting of Shareholders and to be included in our proxy statement for that meeting must be received by our Secretary no later than December 31, 2024, at our principal executive office, addressed as follows:
Mr. Todd G. Hartman
General Counsel, Chief Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423
Our By-laws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors and the proposal of any business not intended to be included in the Company’s proxy statement, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a shareholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of shareholders. Accordingly, such proposals will be considered untimely if received before January 13, 2025, or after February 12, 2025. Any such shareholder proposal must also comply with the procedural requirements of our By-laws. The advance notice requirement in our By-laws supersedes the notice period in Rule 14a-4(c)(1) of the Securities Exchange Act of 1934 regarding discretionary proxy voting authority with respect to shareholder business. In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.
By Order of the Board of Directors

Todd G. Hartman
Secretary
April 30, 2024

87	2024 Proxy Statement

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
Reconciliations of operating income and diluted earnings per share (“EPS”) (GAAP financial measures) to non-GAAP operating income and non-GAAP diluted EPS (non-GAAP financial measures) were as follows ($ in millions, except per share amounts):
Fiscal Year 2024
Operating income	$1,574
% of revenue	3.6%
Restructuring charges(1)	153
Intangible asset amortization(2)	61
Non-GAAP operating income	$1,788
% of revenue	4.1%

Diluted EPS	$5.68
Restructuring charges(1)	0.70
Intangible asset amortization(2)	0.28
Gain on sale of subsidiary, net(3)	(0.10)
Loss on investments	0.05
Income tax impact of non-GAAP adjustments(4)	(0.24)
Non-GAAP diluted EPS	$6.37
For additional information regarding the nature of charges discussed below, refer to Note 3, Restructuring, and Note 4, Goodwill and Intangible Assets, of the Notes to Consolidated Financial Statements, included in Item 8, Financial Statements and Supplementary Data, of the Company’s Annual Report on Form 10-K for fiscal 2024.
(1)
Represents restructuring charges primarily related to the Fiscal 2024 Restructuring Initiative and subsequent adjustments from higher-than-expected employee retention related to the Fiscal 2023 Resource Optimization Initiative.

(2)	Represents the non-cash amortization of definite-lived intangible assets associated with acquisitions, including customer relationships, tradenames and developed technology.
(3)	Represents the gain on sale of a Mexico subsidiary subsequent to our exit from operations in Mexico.
(4)	The non-GAAP adjustments primarily relate to the U.S. As such, the income tax charge on the U.S. non-GAAP adjustments is calculated using the U.S. statutory tax rate of 24.5%.

2024 Proxy Statement	88

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 11, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BBY2024**

You may attend the Meeting via the Internet and vote during the Meeting if you hold shares directly. Plan shareholders may attend the Meeting but should vote as instructed above. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 11, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46072-P08923

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEST BUY CO., INC.

The Board of Directors recommends a vote FOR all the listed nominees.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a) Corie S. Barry	☐	☐	☐
1b) Lisa M. Caputo	☐	☐	☐
1c) David W. Kenny	☐	☐	☐
1d) David C. Kimbell	☐	☐	☐
1e) Mario J. Marte	☐	☐	☐
1f) Karen A. McLoughlin	☐	☐	☐
1g) Claudia F. Munce	☐	☐	☐
1h) Richelle P. Parham	☐	☐	☐
1i) Steven E. Rendle	☐	☐	☐
1j) Sima D. Sistani	☐	☐	☐
1k) Melinda D. Whittington	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025	☐	☐	☐
3. To approve in a non-binding advisory vote our named executive officer compensation	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 4.	**For**	**Against**	**Abstain**
4. To vote on a shareholder proposal entitled "Shareholder Opportunity to Vote on Excessive Golden Parachutes"	☐	☐	☐

NOTE: In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting.

If you vote by mail, please date and sign exactly as your name appears and return this card promptly in the accompanying postage-paid envelope. If shares are held by joint tenants or as community property, both shareholders must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BEST BUY CO., INC.

REGULAR MEETING OF SHAREHOLDERS

Dear Best Buy Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week. Please note voting deadlines on the reverse side of this proxy card.

Vote by Internet:	Go to *www.proxyvote.com* and follow the prompts.
Vote by Telephone:	Call 1-800-690-6903 if you are in the U.S. or Canada, and follow the prompts.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

V46073-P08923

BEST BUY CO., INC.

7601 Penn Avenue South, Richfield, Minnesota 55423

This proxy is solicited on behalf of the Board of Directors
for use at the Regular Meeting of Shareholders to be held on June 12, 2024

The undersigned appoint(s) J. Patrick Doyle and/or Todd G. Hartman, each with the power of substitution, as their proxies ("Proxy Agents") to vote as directed on the reverse side of this proxy card, all the shares of common stock of Best Buy Co., Inc. held of record by the undersigned as of April 15, 2024, at the Regular Meeting of Shareholders (the "Meeting") to be held on Wednesday, June 12, 2024, at 9:00 a.m. Central Time. The undersigned shareholder of Best Buy Co., Inc. acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on Wednesday, June 12, 2024, via the Internet at www.virtualshareholdermeeting.com/BBY2024.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXY AGENTS WILL VOTE FOR THE ELECTION OF ALL THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AGAINST PROPOSAL 4, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ADJOURNMENT OF THE MEETING AND ANY OTHER MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

If you participate and hold shares in the Best Buy stock fund within the Best Buy 401(k) Retirement Savings Plan (the "401(k) Plan"), as of the record date, April 15, 2024, this proxy covers all shares for which the undersigned has the right to give voting instructions to Voya Institutional Trust Company, Trustee of the Best Buy stock fund within the 401(k) Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on June 9, 2024, the Trustee will vote the shares held in the 401(k) Plan in the same proportion as votes received from other participants in the 401(k) Plan, unless otherwise required by law.